                                                                   Exhibit 10.59

                                 OFFICE LEASE


                                By and Between

                               AMES CENTER, L.C.
                   a Virginia Limited Liability Corporation

                                   (Lessor)

                                      and

                                  CAIS , INC.

                                   (Lessee)

                                 TABLE OF CONTENTS
                                 -----------------

1.     Demised Premises

2.     Term

3.     Use

4.     Rent

5.     Security Deposit

6.     Assignment and Subletting

7.     Rental Escalations for Increase in Expenses

8.     Alterations

9.     Intentionally Deleted

10.    Liens

11.    Real Estate and Other Taxes or Assessments

12.    Maintenance by Lessee

13.    Signs and Advertisements

14.    Deliveries and Moving of Lessee's Property

15.    Lessee's Equipment

16.    Services and Utilities

17.    Lessee's Responsibility for Damage

18.    Entry for Inspections, Repairs and Installations, etc.

19.    Hazardous Materials

20.    Insurance Rating

21.    Indemnity and Public Liability Insurance

22.    Worker's Compensation Insurance

23.    All Risk Coverage Insurance

24.    Lessee's Contractor's Insurance

25.    Requirements for Lessee's Insurance Policies

26.    Liability for Damage to Personal Property and Person

27.    Damage to the Building and/or the Demised Premises

28.    Default of Lessee

29.    Repeated Defaults

30.    Waiver

31.    Subordination

32.    Condemnation

33.    Rules and Regulations

34.    Right of Lessor to Cure Lessee's Default

35.    Late Charges

36.    Bankruptcy

37.    Parking

38.    Landlord's Lien

39.    Intentionally Deleted

40.    Intentionally Deleted

41.    Modification to Lease

42.    Survival of Certain Terms

43.    Construing Lease

                                     (ii)

44.    Time of the Essence

45.    No Partnership

46.    No Representations by Lessor

47.    Broker and Agent

48.    Waiver of Jury Trial

49.    Enforcement of Lease

50.    Notices

51.    Estoppel Certificates

52.    Holding Over

53.    Covenants of Lessor

54.    Intentionally Deleted

55.    Recordation

56.    Intentionally Deleted

57.    Gender

58.    Benefit and Burden

59.    Governing Law

60.    Savings Clause

61.    Corporate Lessee

62.    Joint and Several Liability

63.    Business Day/Working Day

64.    Entire Agreement

65.    Initial Construction, Construction Allowance and Condition of Demised
       Premises

66.    First Right to Lease

67.    Roof/Airtights

68.    Quiet Enjoyment

                                 Exhibits
                                 --------

A.     Floor Plan, Demised Premises

B.     Specifications for Office Space

C.     Rules and Regulations

D. Declaration as to Date of Delivery and Acceptance of Possession of Demised Premises

E.     Direct Hourly HVAC Costs

                                     (iii)

                                 DEED OF LEASE

     This Deed of Lease ("Lease"), made and entered into on this _____ day of _____________, 1999, by and between AMES CENTER, L.C., a Virginia Limited Liability Corporation, hereinafter called "Lessor", and CAIS, INC., a Virginia corporation, hereinafter called "Lessee."

     Witnesseth, that, for and in consideration of the rents, mutual covenants, and agreements hereinafter set forth, the parties hereto do hereby mutually agree as follows:

1.   DEMISED PREMISES
     ----------------

     Lessor does hereby lease to Lessee, and Lessee does hereby lease from Lessor, for the term and upon the conditions hereinafter provided, Suite No. 400 on the 4th floor (Fourth Floor Demised Premises), and Suite No. 500 of the 5th floor (Fifth Floor Demised Premises), of the office building situated at 1820 North Fort Myer Drive, Arlington, Virginia (such building being hereinafter referred to as the "Building" and such rentable area being hereinafter collectively referred to as the "Demised Premises"). The Demised Premises contains approximately 28,232 square footage (14,116 square feet on the 4th floor and 14,116 square feet on the 5th floor), and is outlined on the floor plan attached hereto and made a part hereof as Exhibit A as determined in accordance with GWCAR standard method of measurement (revised June 1995).
Lessee shall be entitled to verify the measurement of the Demised Premises no later than the Commencement Date. If Lessor and Lessee's respective architects are unable to agree upon the rentable area, the amount shall be determined by a third architect jointly selected by the two respective architects. Each party shall bear the cost of its own architect and the costs of the third architect shall be borne in equal shares. The resulting agreed rentable floor area shall be deemed to be the rentable area of the Premises for all purposes of this Lease. If as a result of the re-measurement the Demised Premises is determined to contain less or more than the number of square feet of leasable area set forth in this Lease, then and in such event both the proportionate share of Lessee for pass-through purposes hereunder and the amount of Monthly Rent during the Lease Term and any extensions thereto shall be proportionately adjusted using the corrected measurement.

2.   TERM
     ----

     Subject to and upon the covenants, agreement and conditions of Lessor and Lessee set forth herein, or in any Exhibit hereto, the term of this Lease for Fourth Floor Demised Premises and shall commence on the 1st day of September, 1999 (hereinafter called the "Fourth Floor Commencement Date" for the Demised Premises), and shall commence on March 1, 2000, for the Fifth Floor Demised Premises (herein called the Fifth Floor Commencement Date") and expire on the 28th day of February, 2010 (the "Initial Term").

     In the event Lessor is unable to deliver possession of either the Fourth Floor Demised Premises or Fifth Floor Demised Premises to Lessee by respective Commencement Date designated above for such floor, with all of the Lessor's Work therein substantially completed due to causes beyond the control of the Lessor, Lessor, its agents and employees, shall not be liable or responsible for any claims, damages or liabilities arising in connection therewith or by reasons thereof, nor shall Lessee be excused or released from this Lease, because of Lessor's inability to deliver the Demised Premises. The Commencement Date as to each such floor shall be respectively extended to such reasonable date Lessor delivers possession of the Demised Premises with all of the Lessor's Work therein substantially completed, or if earlier, the date the Lessor's Work would have been substantially completed in the absence of any delay caused by Lessee, and Lessee's obligations, including the payment of rent, pursuant to this Lease shall commence thereon on a floor by floor basis. In the event Lessor shall perform the Lessor's Work, Lessor agrees to cause its contractor, TWIN CONTRACTING CORPORATION, to competitively bid to at least three (3) subcontractors for each major trade all of the Lessor's Work and to obtain bids from any subcontractors recommended by Lessee which are reasonably acceptable to Lessor. Further, Lessor agrees to waive any profit, overhead, general conditions or other mark-ups on any of the Lessor's Work. Lessor shall cause its contractor to limit all of its profit, overhead, mark-up and general conditions to an aggregate of eleven percent (11%) of the "hard" costs of the Lessor's Work. In no event shall the cost of the Lessor's Work include any costs incurred by reason of any change or other modifications to any of the Common Areas of the Building necessitated in order to cause same to comply with the Americans with Disabilities Act.

     In no event shall substantial completion be deemed to have occurred until Lessee is lawfully able to use and occupy the respective floor within the Demised Premises for the conduct of its business operations. Lessee shall have the right to cancel and terminate this Lease with no penalty to Lessee in the event that Lessor fails to deliver possession of the Fourth Floor Demised Premises with the Lessee Work substantially completed on or before September 30, 1999 (in which event any prepaid rent and security deposit will be promptly refunded to Lessee together with any costs incurred by Lessee in connection with this Lease or the Demised Premises).

     The Lessee shall have the right to extend the Initial Term for one additional five year term commencing at the expiration of the Initial Term (the "Extended Term"). The Lessee shall give the Lessor written notice no less than one (1) year prior to the expiration of the Initial Term of its exercise of the Option to extend the Initial Term.

     The Initial Term and the Extended Term are hereafter sometimes collectively referred to as the "Term".

     Monthly rent for the first Lease Year of the Extended Term shall be the greater of 103% of the fully escalated Monthly Rent at the end of the Initial Term or ninety-five percent (95%) of the estimated prevailing Fair Market Rent at the end of the Initial Term as determined by the method hereinafter set forth. The "Base Year" for purposes of calculating Lessee's pro rata share of increases in operating expenses and Base Real Estate Taxes for purposes of calculating Lessee's pro rata share of increases in Real Estate Taxes shall be revised during the Extension Term to reflect those operating expenses and Real Estate Taxes paid or incurred during the first Lease Year of the Extension Term.

     Market rent shall be determined in accordance with the provisions below:

     The Fair Market Rent shall be determined by a group of three (3) real estate brokers, one of whom shall be named by Lessor, one by Lessee, and the two so appointed shall select a third. For purposes hereof, "Fair Market Rent" means the fair market rate per square foot of rentable area that would be agreed upon between a landlord and tenant entering into a new lease for comparable space as to location, size, configuration in a comparable building as to quality, age and reputation with a comparable term, and also considering comparable concessions as may then be customary in the market for new leases, including, without limitation, rental abatements, cash allowances, and/or credits for tenant improvements over the entire Term. Said brokers shall each be licensed in Virginia as real estate brokers specializing in the field of commercial leasing, having at least ten (10) years experience, and recognized as ethical and reputable within their field. Lessor and Lessee agree to make their appointments promptly within ten (10) days following the expiration of the aforementioned thirty (30) day period. The two brokers selected by Lessor and Lessee shall promptly select a third broker. If the two brokers are unable to agree upon a third broker, the parties shall promptly submit the matter to the Chief Executive Officer of the Board of Realtors of Northern Virginia, or its successors, for its determination. Within five (5) days after the third broker is selected, the three brokers shall submit their determination of the Fair Market Rent. The Fair Market Rent shall be the mean of the two closest determinations and shall be binding on both Lessor and Lessee. Lessor and Lessee shall pay the costs and expense of the broker selected by each of them and shall share equally the costs and expense of the third broker.

     When Lessee accepts possession of the Demised Premises, Lessor and Lessee shall execute the "Declaration as to Date of Delivery and Acceptance of Possession of Demised Premises," attached hereto as Exhibit D, which shall specify, the Commencement Date for each respective floor contained within the Demised Premises.

     For the purposes of this Lease, the term "Commencement Date" shall also mean any extended Commencement Date which may be established pursuant to the operation of the provisions of this section of the Lease.

     The Lessee shall have the right to terminate this Lease at the end of the seventh lease year ("Seventh Lease Year") (i.e. the seventh anniversary of the Fourth Floor Commencement Date) by the Lessee giving the Lessor one hundred and eighty (180) days prior written notice of its intent to cancel the Lease. The Lessee shall be required to pay the Lessor, at the time of Lessee's notice, a termination fee equal to the unamortized cost of the initial construction allowance and additional construction allowance, as hereinafter set forth, the unamortized costs of the brokerage commission, and Lessee must continue to pay Monthly Rent and Additional Rent until the end of the Seventh Lease Year.

3.   USE
     ---

     Lessee shall use and occupy the Demised Premises solely for general office purposes and installation of telephone switches and other equipment used in connection with its internet and telecommunications service business, in accordance with the applicable zoning regulations. The Demised Premises shall not be used for any other purpose without the prior written consent of Lessor. Lessee shall not use or occupy the Demised Premises for any unlawful purpose, and will comply with all present and future laws, ordinance, regulations, and orders of all governments, government agencies and any other public authority having jurisdiction over the Demised Premises. Notwithstanding the foregoing, Lessee shall not be required to comply with any laws, regulations or requirements which would either require Lessee to (i) perform any structural alterations unless the same arise as a result of Lessee's particular use of the Demised Premises (other than general office use), (ii) remove any hazardous material or substance installed by a party other than Lessee or by an agent, employee or contractor of Lessee, (iii) perform any alterations or installations if Lessee's use without same is "grandfathered" under existing laws, rules or ordinances, (iv) correct or cure any defect or deficiency in work required of Lessor under Exhibit "C" or elsewhere in this Lease or (v) arise solely by reason of modifications or alterations made by either Lessor or its other tenants in any part of the Building beyond the Demised Premises. Lessee agrees not to have more than 110 persons stationed in either the Fourth Floor Demised Premises or Fifth Floor Demised Premises during the Lease term.

4.   RENT
     ----

     1. Lessee covenants and agrees to pay to Lessor rent of any kind or nature, including Monthly Rent (as hereinafter defined) and any sums, charges, expenses and costs identified in this Lease as additional rent to be paid by Lessee to Lessor. Lessee's obligation to pay rent shall begin on the Commencement Date and shall continue to remain an obligation of Lessee until completely satisfied.

     Lessee shall make all payments of rent by check, payable to the Lessor's agent, Virginia Management, Inc., 4600 N. Fairfax Drive, Suite 1002, Arlington, Virginia 22203, or to such other party or to such other address as Lessor may designate from time to time by written notice to Lessee, without demand and without deduction, set-off or counterclaim. If Lessor at any time or times accepts rent after it shall become due and payable, such acceptance shall not excuse delay upon subsequent occasions, or constitute, or be construed as, a waiver of any or all of Lessor's rights hereunder. If the Lessee's checks are returned and not paid more than two (2) times during the Term, the Lessor shall have the right to thereafter require the Lessee to pay all rent by certified or cashiers checks.

     2. The monthly rent for the Fourth Floor Demised Premises (hereinafter referred to as "Fourth Floor Monthly Rent") as of the Fourth Floor Commencement Date, which Lessee hereby agrees to pay in advance to Lessor and Lessor hereby agrees to accept, shall be TWENTY NINE THOUSAND NINE HUNDRED NINETY SIX AND 50/100 Dollars ($29,996.50). Commencing on the Fifth Floor Commencement Date the month rent for the Demised Premises (hereinafter referred to as "Monthly Rent") shall be FIFTY NINE THOUSAND NINE HUNDRED NINETY THREE AND 00/100 Dollars ($59,993.00).

     3.   Commencing on December 1, 2000 , and each twelve (12) months during
(i) the Initial Term and (ii) Extended Term from and after the first Lease Year of such Extended Term, if applicable, (with the understanding that there shall be no such adjustment for the first Lease Year of the Extended Term) the Monthly Rent shall be increased by a sum equal to three percent (3%) of the Monthly Rent during the preceding twelve month lease period.

     4. Monthly Rent as specified above shall be payable in advance on the first day of each calendar month during the term of this Lease.

     5. If the Fourth Floor Commencement Date, and therefore the obligation under the Lease to pay Fourth Floor Monthly Rent, or if the Fifth Floor Commencement Date, and therefore the obligation under the Lease to pay Monthly Rent, whichever is applicable hereunder, begins on a day other than the first day of a calendar month, then Monthly Rent from such date until the first day of the following calendar month shall be prorated at the rate of one-thirtieth (1/30th) of Monthly Rent for each day of that month from and including the particular Commencement Date, payable in advance, as specified above.

     6. Any payment required to be made by the Lessee in addition to the Monthly Rent including but not limited to increases in operating expenses, consumer price index escalation and real estate taxes and other taxes or assessments shall be deemed to be additional rent.

     7. Lessee shall pay the first installment of Monthly Rent for the Fourth Floor Demised Premises concurrent with execution of this Lease. Lessee shall pay the first installment of Monthly Rent for the Fifth Floor Demised Premises on or before the date construction of the Lessor's Work for the Fifth Floor shall commence.

5.   SECURITY DEPOSIT
     ----------------

     Upon execution of this Lease, Lessee shall deposit with Lessor cash or an appropriate letter of credit ("Letter of Credit") in the amount of THREE HUNDRED FIFTY THOUSAND AND 00/100 Dollars ($350,000.00). Should Lessee deposit cash at anytime during the Term, Lessee shall be entitled to subsequently replace the appropriate letter of credit whereupon Lessor shall promptly remit to Lessee the cash deposited, together with all interest accrued thereon. Should Lessee use a letter of credit hereunder, Lessee shall bear all costs and fees associated with issuing such Letter of Credit. This Letter of Credit must be with an institution located in the Washington, D.C. Metropolitan area, which institution must be reasonably acceptable to the Lessor and the Letter of Credit must be on terms, conditions and in a form reasonably acceptable to Lessor. In the event that Lessee is not in default under the terms of this Lease, after notice to Lessee and the expiration of the applicable cure period, Lessee shall have the right to reduce the amount of the Letter of Credit as of December 1, 2000 and the remainder of the term to SIXTY THOUSAND AND 00/100 Dollars ($60,000.00). Such deposit (which if cash shall be maintained by Lessor in a separate interest bearing account with the interest thereon being considered a part of the deposit until such time as the security deposit shall reduce to
$60,000 whereupon the deposit shall   prospectively cease earning interest)
shall be considered as security for the prompt payment and performance by Lessee of all of Lessee's obligations under this Lease. Upon expiration of the term hereof (or any renewal or extension thereof in accordance with this Lease), and provided that Lessee is not in default under the terms hereof Lessor shall return such security deposit to Lessee, less such portion thereof as Lessor shall have withheld to make good any default by Lessee. In the event of any default by Lessee hereunder, Lessor shall have the right to apply all or any portion of the security deposit to cure such default, in which event Lessee shall promptly restore the security deposit to its original amount. The use, application or retention of the security deposit, or any portion thereof, by Lessor shall not prevent Lessor from exercising any other right or remedy provided by this Lease or by Law, and shall not be deemed liquidated damages not limit any recovery to which Lessor may otherwise be entitled. In the event of the sale or transfer of Lessor's interest in the Building, Lessor shall transfer the security deposit to such purchaser or transferee, in which event Lessee shall look to the new lessor for the return of the security deposit, and Lessor shall be released from liability to Lessee for the return of such security deposit. In the absence of evidence satisfactory to Lessor of any permitted assignment of the right to receive the security deposit, or the remaining balance thereof, Lessor may return the same to the original Lessee regardless of any assignment of Lessee's interest in this Lease or the security deposit. In such event, upon the return of the security deposit for balance thereof to the original Lessee, Lessor shall be relieved of liability under this paragraph. This security deposit shall not be assigned or encumbered by Lessee.

6.   ASSIGNMENT AND SUBLETTING
     -------------------------

     The parties have therefor agreed that Lessee shall have no right to transfer, assign, sublet, enter into license or concession agreements, or mortgage or hypothecate this Lease of Lessee's interest in the Demised Premises or any part thereof (herein collectively a "Transfer") without Lessor's prior written consent which consent shall not be unreasonably withheld, conditioned or delayed. Except as otherwise provided below, any attempted transfer, assignment, subletting, license or concession agreement of hypothecation made without Landlord's consent shall be void and confer no rights upon any third person. Except as otherwise provided herein, any transfer of this Lease from Lessee by merger, consolidation, liquidation or otherwise by operation of law, including, but not limited to, an assignment for the benefit of creditors, shall be included in the term "assignment" for the purposes of this Lease and shall be a violation of the provisions hereof. Lessee shall nevertheless have the right to sublease all or a portion of the Demised Premises or assign this Lease throughout the term of the Lease without Lessor's consent to an affiliate, to a successor by merger, consolidation or purchase of the Lessee or all of the Lessee's assets. Further, the use of the Premises by a subsidiary or affiliate of Lessee (which for purposes hereof shall also include without limitation Cleartel Communications, Inc.), or a joint venture or partnership in which Lessee (or any affiliate or subsidiary) is a member or partner, shall not constitute a subletting requiring Lessor's prior approval, provided however that Lessee shall give Lessor at least ten (10) days, prior written notice of such intended use. Lessor shall be entitled to condition its consent to any Transfer where its consent is required to the requirement that (i) it receive payment for its reasonable administrative, legal and accounting costs arising from the implementation of such transaction, such sum not to exceed One Thousand Dollars ($1,000.00), and (ii) with respect to a subletting requiring the consent of Lessor hereunder only, that fifty percent (50%) of any profit on any assignment and subletting be paid to the Lessor when, as and if received by the Lessee, after recovery by Lessee of all reasonable costs and expenses incurred with respect to the assignment or subletting, including without limitation, brokerage or consulting fees, construction allowances or costs, concessions provided to the subtenant or assignee, and legal fees. In the event of any assignment or subletting, the Lessee shall nevertheless remain liable during the term of this Lease.

7.   RENTAL ESCALATIONS FOR INCREASE IN EXPENSES
     -------------------------------------------

     For the purpose of this Article:

     1. The term "operating expense" shall mean any and all expenses incurred by Lessor in connection with the operation, maintenance, replacement and repair of the Building. By way of example but without limitation, operating expenses shall include any and all of the following: salaries, wages, medical, surgical and general welfare benefits (including group life insurance) and pension payments for employees of Lessor or Agent engaged in the operation, maintenance or repair of the Building and improvements (all of which are to be pro-rated to reflect only the time spent at the Building by such employees in the case any such employees shall provide for Lessor or Agent services at properties other than the Building), payroll taxes, license fees, worker's compensation insurance, personal property taxes charged and applicable to the building, any gross receipts tax imposed on or measured by the income of Lessor from the operation of the Building, electricity (except as charged directly to tenants), fuel, utility taxes, water and sewer charges, fire and extended coverage and liability insurance, repairs and maintenance, building and cleaning supplies, building personnel uniforms and the cleaning thereof, cleaning of windows and exterior curtain walls, snow removal, cleaning and trash removal, repairs and telephone and telegraph and stationery, management expenses not to exceed three percent (3%) of the gross rents from the Building, security expenses, reasonable legal fees to the extent incurred for Building operations only (as opposed to fees for tenant defaults, lease negotiations, transactions involving the proposed or actual sale or refinancing of the Building, or any ground lease), reasonable accounting fees relating to the determination of operating expenses and the preparation of statements required by tenants' leases but excluding all such accounting fees incurred to prepare Lessor's income tax returns and periodic financial statements, and all other expenses now or hereafter reasonably and customarily incurred in connection with the operation, maintenance and management of comparable office buildings in Arlington County, Virginia. Operating Expenses shall not include any of the following: expenses for capital improvements made to the land or building (except to the extent that such capital expenses are intended to reduce or to help limit increases in operating expenses in which event such expenses shall be amortized over a period equal to the useful life of such improvement determined in accordance with generally accepted accounting principles and the amortized cost allocated to each calendar year during the Term, together with and imputed interest amount calculated on the unamortized portion thereof using an interest rate which is 2 percent over the prime rate of interest charged from time to time by First Virginia Bank or its successor by merger or consolidation, or such other financial institution reasonably determined by the Lessor), expenses for painting, redecorating or other work which Lessor or Agent performs for any tenant in the Building; interest or principal amortization, or other payments on loans to Lessor whether secured or unsecured; depreciation of the Building or other said improvements, ground rent; leasing commission; credits, allowances, moving expenses or other payments or rent waivers granted to any tenant (including Lessee), any costs paid to induce any tenant to move into or maintain its tenancy at the Building, or other concessions to tenants (including specified cleaning or other services not provided to other tenants of the Building on a regular basis, including Lessee) legal expenses, salaries, wages or other compensation paid to officers or executive of Lessor; and income or franchise taxes, except as to any gross receipts tax; costs incurred due to violations by Lessor of any of the terms and conditions of any leases in the Building; overhead to subsidiaries or affiliates of the Lessor for services; any amounts paid to any person, firm or corporation related or otherwise affiliated with Lessor or any general partner, officer or director of Lessor or any of its general partners, to the extent same exceeds arms-length competitive prices paid in the metropolitan area where the Building is located for the services or goods provided; costs attributable to enforcing leases against tenants in the Building, such as attorneys fees, court costs, adverse judgments and similar expenses; rentals and other related expenses incurred in leasing equipment ordinarily considered to be of a capital nature, except equipment used in providing janitorial, security, maintenance services not affixed to the Building; advertising and promotional expenditures; repairs and other work occasioned by fire, or other casualty that is reimbursable under customary insurance policies maintained by other similar landlords; any fines or penalties incurred due to violations by Lessor of any governmental rule or authority and the defense of same; expenses for vacant or vacated space, including utility costs, securing and renovating such space; costs incurred to cause the Building or Land to comply with the Americans with Disabilities Act, as from time to time amended, or any codes or regulations promulgated thereunder, or any similar laws of any state, municipality or other governmental authority; all bad debt loss, rent loss or reserve for bad debt or rent loss; costs resulting from the gross negligence or willful misconduct of Lessor or its agents, contractors or employees; any amounts not actually expended, such as a contingency funds, reserve funds or sinking funds; the cost of any item or service which Lessee separately reimburses Lessor or pays to third parties, or that Lessor provides selectively to one or more tenants of the Building, other than Lessee, whether or not Lessor is reimbursed by such other Lessee(s); all costs of repair or restoration to any portion of the Building due to an eminent domain taking or conveyance of title in lieu of condemnation proceedings; all costs hereunder that are otherwise reimbursable by warranties held by the Lessor; any costs of disputes between third parties not caused by Lessee; costs relating to maintaining Lessors existence, either as a corporation, partnership, or other entity, such as trustees fees, annual fees, partnership organization or administration expenses, deed recordation expenses; any costs of selling, financing or mortgaging Lessor's interest in the Building and/or the Land; any costs of defending lawsuits; any other costs or expenses not otherwise expressly stated herein which under generally accepted operating and/or management procedures would not be considered as a properly reimbursable Operating Expense; and interest or penalties arising by reason of Lessor's failure to timely pay any Operating Expense.

     2.   "Base Year" shall mean the calendar year ending December 31, 2000.

     3. "Comparison Year" shall mean the period of twelve months commencing January 1st of each year and ending on December 31st of the same year.

     4. If the average occupancy level of the Building for any calendar year (including also the Base Year) is less than 95 percent (95%) the operating expenses for such calendar year shall be increased by the additional operating expenses as reasonably estimated by Lessor, that would have been incurred by Lessor in providing the same services provided to Lessee (and included in operating expenses) if the average occupancy level of the building for the calendar year had been 95 percent. For purposes of the preceding sentence the "average occupancy level of the Building" for any calendar year shall be the arithmatic average of the rentable area of the Building occupied by tenants on the first day of each month during the calendar year.

     Following the end of each Comparison Year commencing with the 2001 calendar year, Lessee will pay to Lessor or Agent, as additional rent, on a monthly basis over the next twelve months, after receipt of an itemized statement showing by category the amount of the Operating Expenses for the Comparison Year and Lessee's pro rata share of the amount of the increase, if any, of the operating expenses for the Comparison Year over the Base Year. Lessee's share of the increase shall be 17.45% of the total increase, which share shall be increased if the Demised Premises shall be increased during the term or any renewal hereof.

     Lessor will make every effort to notify Lessee of said increase in operating expenses, if any, sixty (60) days following the close of the calendar year.

     Lessee at its expense shall have the right at any reasonable time within twelve (12) months after the end of an applicable year for which additional rent is due, within ten (10) days following prior written notice to Lessor, to audit Lessor's books and records relating to Operating Expenses for such calendar year but such right shall expire at the end of the twelve (12) months after the applicable year. In addition, Lessee shall be entitled at anytime during the term to audit the Operating Expenses for the Base Year, to assure the inclusion of all such expenses and the gross-up to 95% where applicable. Any overpayment by Lessee of Rent for any year reflected by such audit shall be promptly refunded to Lessee. In the event as a result of such audit it shall be determined that Lessor overcharged Lessee more than three percent (3%) for Operating Expense increases, Lessor shall also reimburse Lessee all reasonable costs incurred by Lessee with respect to its audit. Lessee shall cause the audit to take place in the offices of the Lessor or its management agent.

     Nothing contained in this Article shall be construed at any time to reduce the rent payable hereunder below the amount stipulated in Section 4 of this Lease.

8.   ALTERATIONS
     -----------

     After Lessee's initial occupancy of the Demised Premises, Lessee shall make no alterations, installations, additions or improvements (hereinafter collectively called "Alterations") other than Alterations which are decorative in nature (e.g. painting, re-carpeting) provided such decorative alterations comply with applicable codes (and further provided that Lessee submits in advance for its reasonable approval samples of the decorative items in the case of carpeting and wall coverings), in or to the Demised Premises or the Building without Lessor's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. If any Alterations requiring Lessor's consent are made without the prior written consent of Lessor, Lessor may correct or remove the same, and Lessee shall be liable for and promptly pay for any and all expenses incurred by Lessor in the performance of this work. All Alterations shall be made at Lessee's sole expense, at such times and in such manner as Lessor may designate, and only by such contractors or mechanics as are approved in writing by Lessor. Approval of contractors or mechanics by Lessor, which approval may not be unreasonably withheld, shall be based upon the contractors or mechanics being properly licensed, their financial posture, experience and past job performance. At the option of the Lessor, the Lessor may require the Lessee to use a contractor designated by the Lessor.

     All Alterations to the Demised Premises, whether made by Lessor or Lessee, and whether at Lessor's or Lessee's expense, or the joint expense of Lessor and Lessee, shall be and remain the property of Lessor. Notwithstanding the foregoing, however, any Alterations, fixtures or any other property installed in the Demised Premises at the sole expense of Lessee and with respect to which Lessee has not been granted any credit or allowance by Lessor, and which can be removed without causing material damage to the Demised Premises and the Building or the Demised Premises, shall be and remain the property of Lessee. In the event Lessee removes any of these Alterations and the like, Lessee agrees, at Lessor's election, (A) to promptly repair any damage to the Building caused by said removal and to restore the Demised Premises to the condition in which it was in on the Commencement Date, or (B) promptly pay Lessor, as additional rent, for all costs incurred by Lessor to undertake such repairs. Any replacements of any property or improvements of Lessor, whether made at Lessee's expense or otherwise, shall be and remain the property of Lessor with the understanding that movable systems furniture shall not be deemed to constitute an improvement for such purposes.

     Lessor, at the expiration or earlier termination of the term of the Lease, may elect to require Lessee to remove all or any part of the Alterations made by Lessee subsequent to the Commencement Date in the case of Alterations which are unusual for modern office buildings for normal office use in the Greater Washington, D.C. metropolitan area, unless Lessor agrees in writing not to require the removal of any Alterations at the time Lessor consents to the Lessee's Alterations. Removal of Lessee's Alterations shall be at Lessee's cost and expense, and Lessee shall, at its cost and expense, repair any damage to the Demised Premises or the Building caused by such removal.

     In the event on or before the expiration, or earlier termination, of the term of the Lease Lessee fails to promptly remove its personal property (whether placed prior or subsequent to the Commencement Date) or the Alterations requested to be removed by Lessor and required pursuant to the foregoing provisions to be removed by Lessee, then Lessor may remove such personal property and Alterations from the Demised Premises at Lessee's expense, and Lessee hereby agrees to pay to Lessor, as additional rent, the cost of such removal together with any and all damages which Lessor may suffer and sustain by reason of the failure of Lessee to remove the same. Said amount of additional rent shall be due and payable upon receipt by Lessee of a written statement of costs and damages from Lessor. Lessee shall be required to remove any generator and any supplemental HVAC units installed or placed by Lessee at the Building no later than thirty (30) days following expiration or termination of this Lease.

9.   INTENTIONALLY DELETED
     ---------------------

10.  LIENS
     -----

     If any mechanics' or other lien is filed against the Demised Premises, or the Building of which the Demised Premises are a part, for work, labor, services, or materials, done for or supplied to or claimed to have been done for or supplied to Lessee, such lien shall be discharged by Lessee, at its sole cost and expense, within ten (10) days from the date Lessee received written demand from Lessor to discharge said lien, by the payment thereof or by filing any bond required by law. If Lessee shall fail to discharge any such lien, Lessor may, at its option, discharge the same and treat the cost thereof as additional rent, due and payable upon receipt by Lessee of a written statement of costs from Lessor. It is hereby expressly covenanted and agreed that such discharge of any lien by Lessor shall not be deemed to waive or release Lessee from its default under the Lease for failing to discharge the same. Prior to commencing any such work, the Lessee and its contractor shall provide such assurance as the Lessor requires to protect the Lessor against any such liens from being filed.

     Lessee will indemnify and hold harmless Lessor from and against any and all claims, damages and expenses incurred by Lessor, arising from any liens placed against the Demised Premises or the Building and the land upon which it is situated, as a result of Lessee undertaking Pre-occupancy Tenant work in the Demised Premises at its own cost and under its own control and direction, or making any Alterations to the Demised Premises.

11.  REAL ESTATE AND OTHER TAXES OR ASSESSMENTS
     ------------------------------------------

     For the purpose of this Article:

     1. The term "Real Estate Taxes" means all taxes, rates and assessments, general and special, levied or imposed with respect to the land, building and improvements constructed thereon including all taxes, rates and assessments, general and special, levied or imposed for school, public betterment, general or local improvements. If the system of real estate taxation shall be altered or varied and any new tax or levy shall be levied or imposed on said land, building and improvements, and/or Lessor, in substitution for real estate taxes presently levied or imposed on immovables in the jurisdiction where the property is located, then any such new tax or levy shall be included within the term "Real Estate Taxes". Real Estate Taxes shall in no event include penalties or interest imposed for late payment. Further, the term Real Estate Taxes shall specifically exclude any capital levy, franchise, estate, inheritance, transfer or recordation tax, as well as any abatements, reductions or credits received by Lessor. Assessments which may be paid over a period in excess of twelve months without penalties shall be included with taxes only to the extent such payments are required to be made within the particular calendar year. Real Estate Taxes allocable to the Building shall include taxes on the Building as defined hereunder but shall not include taxes on unimproved parcels of land (as opposed to unimproved portions of the parcel presently improved by the Building).

     2. The term "Base Real Estate Taxes" means the assessed value of said land with the building and improvements multiplied by the then current tax rate for the fiscal year ending December 31, 2000, in addition to any other Real Estate Taxes paid or incurred by Lessor attributable to such fiscal year.

     3. The term "Real Estate Tax Year" means each successive twelve month (12-month) period following and corresponding to the period in respect which the base real estate taxes are established, irrespective of the period or periods which may from time to time in the future be established by competent authority for the purposes of levying or imposing real estate taxes.

     Each year commencing January 1, 2001, Lessee shall pay to Lessor within thirty (30) days after demand in writing therefore, itemizing the assessed valuation of the property, the tax rate and the real estate taxes and assessments payable thereon for the Real Estate Tax Year, as additional rent as defined in Section 4(e) which shall not be deductible from any rental, Lessee's pro rata share, determined in the manner hereinafter provided, of any increase in Real Estate Taxes for or attributable to the then current Real Estate Tax Year over the Base Real Estate Taxes (all as defined above). Lessee's share, as aforesaid, shall be 17.45% of the total increase, which share shall be increased or decreased if the Demised Premises shall be increased or decreased during the term of any renewal hereof. Lessee's share has been determined based upon the assumption that the Demised Premises will include prior to January 1, 2001 both the Fourth Floor and Fifth Floor.

     Reasonable expenses incurred by Lessor in obtaining or attempting in good faith to obtain a reduction of any Real Estate Taxes shall be added to and
included in the amount of any such Real Estate Taxes.   Real Estate Taxes which
are being contested by Lessor shall nevertheless be included for purposes of the computation of the liability of Lessee under Section 11(a) hereof, provided however, that in the event that Lessee shall have paid any amount of increased rent pursuant to this Article and Lessor shall thereafter receive a refund of any portion of any Real Estate Taxes on which such payment shall have been based, Lessor shall pay to Lessee its proportionate share of such refund, based upon the percentage of Lessee during the particular fiscal period for which such refund was received (i.e. after consideration of any adjustment to Lessee's percentage required by reason of any increase or decrease of the Demised Premises), such percentage currently being 17.45% of such refund. Lessor shall have no obligation to contest, object or litigate the levying or imposition of any Real Estate Taxes. Lessor may settle, compromise, consent to, waive or otherwise determine in its discretion any real estate tax increase without consent or approval of Lessee.

     Nothing contained in this Article shall be construed at any time to reduce the monthly installments of rent payable hereunder below the amount stipulated in Articles 4 and 9 of this Lease.

     If the Termination Date of this Lease shall not coincide with the end of a Real Estate Tax Year, then in computing the amount payable under this Article and for the period between the commencement of the applicable Real Estate Tax Year and, if there shall be a difference, such difference pro rated on a monthly basis shall be payable by Lessee. Lessee's obligation to pay increased Real Estate Taxes under this Article for the final period of the Lease shall survive the expiration of the term of this Lease.

12.  MAINTENANCE BY LESSEE
     ---------------------

     Lessee shall keep the Demised Premises and the fixtures and equipment therein in clean, safe and sanitary condition, shall take good care thereof, and shall suffer no waste or injury thereto. At the expiration or earlier termination of the term of this Lease, Lessee shall surrender the Demised Premises broom clean and in the same order and condition in which they were on the Commencement Date, ordinary wear and tear and damage by the elements, fire and other casualty, or by any act or omission of Lessor or any agent, employee or contractor of Lessor, or taking by eminent domain, excepted.

13.  SIGNS AND ADVERTISEMENTS
     ------------------------

     No sign, advertisement or notice shall be inscribed, painted, affixed or displayed on any part of the outside or the inside of the Building, including windows and doors, except with Lessor's prior written consent and then only in such place, number, size, color and style as is authorized by Lessor. If any such sign, advertisement or notice is exhibited without first obtaining Lessor's written consent, which consent may be granted or withheld in the Lessor's sole and absolute discretion, Lessor shall have the right to remove the same, and Lessee shall be liable for any and all expenses incurred by Lessor by said removal, as additional rent.

14.  DELIVERIES AND MOVING OF LESSEE'S PROPERTY
     ------------------------------------------

     No furniture, equipment or other bulky matter of any description shall be received into the Building except in the manner and during the times approved by Lessor. Lessee shall obtain Lessor's permission prior to moving said property into the Building. All moving of furniture, equipment and other material within the public areas shall be under the direct control and supervision of Lessor who shall, however, not be responsible for any damage to or charges for moving the same. Lessee agrees promptly to remove from the sidewalks adjacent to the Building any of the Lessee's furniture, equipment or other material there delivered or deposited.

15.  LESSEE'S EQUIPMENT
     ------------------

     Except as provided below, Lessee will not install or operate in the Demised Premises any electrically operated equipment or other machinery, other than typewriters, word processing machines, adding machines, radios, televisions, tape recorders, dictaphones, bookkeeping machines, copying machines, clocks, and other business machines and equipment normally employed for general office use which do not require high electricity consumption for operation, without first obtaining the prior written consent of Lessor, who may condition such consent upon payment by Lessee of additional rent as compensation for additional consumption of electricity and/or other utility services.

     In connection with Lessee's provision of telecommunications and/or internet services from the Demised Premises, which shall include, without limitation, the installation, operation, maintenance and replacement of communications and switch equipment and facilities and various computer facilities consistent with the power consumption capabilities on Lessee's floors. At Lessee's sole cost and expense, including all maintenance and replacements thereof, and following written approval by Lessor of the plans and specification relating thereto, Lessee shall be entitled to install: a fire suppression system to be selected by Lessee and /or modify the existing Building sprinkler system servicing the Demised

Premises to a dry pipe double reaction system installed in such a way as to be approved by state and local jurisdictions and not violate the integrity or warranty of the existing system; a battery backup system; an electrical grounding system; two (2) four inch (4") conduits risers from the Building telecommunications room to the Demised Premises; pathway sufficient to support two (2) rooftop antennas and other rooftop equipment as may be approved by Lessor; telecommunication wiring and cabling between adjoining portions of the demised premises; subject to available pathway, telecommunication wiring and cabling to non contiguous portions of the Demised Premises not occupied by the Lessee.

Lessee shall be entitled, if required for continuous uninterrupted telecommunications services, and without additional charge beyond that of the cost of a parking space (as set forth in Section 37 hereof) should such location require a space, to a limited area in the garage, garage exterior or roof, the location of which to be reasonably determined by Lessor, for the purpose of installing supplemental HVAC and/or an emergency power generator (with appropriate conduit, wiring and cabling), all work to be furnished and installed, maintained and replaced at Lessee's sole cost and expense. Lessee may conduct periodic tests (e.g. once per week) of the emergency power generator at such times as to not hinder or interfere with other tenants in the building.

Lessor shall at no cost or expense to Lessor reasonably cooperate with Lessee in the event, during the course of this Lease, Lessee shall require additional HVAC, emergency power generation or additional power at Lessee's sole cost and expense and subject to availability of space, capacity, and impact upon existing tenants. Lessor shall advise Lessee of any cost or expense of which Lessor intends to seek reimbursement from Lessee prior to incurring same.

Any auxiliary air-conditioning equipment which Lessee may desire to install in the Demised Premises shall be attached to the Building's commercial condenser water system, if available, and Lessee shall pay to Lessor such reasonable charges as established from time to time for such use. Nothing contained in this section 15 requiring particular items to be at the sole cost or expense of Lessee shall be deemed to preclude use by Lessee of the initial construction allowance and/or additional construction allowance (both allowances of which are described in Section 65 of this Agreement) toward such costs.

     If any or all of Lessee's equipment requires electricity consumption in excess of the capacity of the electrical system installed by Lessor in the Demised Premises, all additional transformers, distribution panels and wiring that may be required to provide the amount of electricity required for Lessee's equipment shall be installed by Lessor at the cost and expense of Lessee. If Lessee's equipment causes Lessee's consumption of electricity (exclusive of the ceiling lights and power to supply the Building's HVAC to the Demised Premises) to exceed an average of five (5) watts per rentable square foot, or if such equipment is to be consistently operated beyond the normal Building hours of 8:00 a.m. to 6:00 p.m., Monday through Friday, and 9:00 a.m. to 1:00 p.m. on Saturday, excepting holidays as hereafter set forth, Lessor may install at its option a separate meter for the specific equipment that is causing Lessee's excessive consumption of electricity at Lessee's sole cost and expense. In the event Lessor installs a separate meter for the specific equipment, Lessee shall then pay the cost of electricity it consumes as recorded by such meter directly to the electric company. No adjustment shall be made in Lessee's rent.

     Lessee shall not install any equipment of any kind or nature whatsoever which will or may necessitate any changes, replacements or additions to, or in the excessive use of, the water system, heating system, plumbing system, air-conditioning system, or electrical system of the Demised Premises or the Building without first obtaining the prior written consent of Lessor. Lessor shall not unreasonably withhold, delay or condition its consent hereunder. Business machines and mechanical equipment belonging to Lessee which cause noise or vibration that may be transmitted to the structure of the Building or to any space therein to such a degree as to be objectionable to Lessor or to any tenant in the Building shall be installed and maintained by Lessee, at Lessee's expense, on vibration eliminators or other devices sufficient to materially eliminate such noise and vibration.

     Lessor shall have the right to prescribe the weight and position of all heavy equipment and fixtures, including, but not limited to, data processing equipment, record and file system and safes which Lessee intends to install or locate within the Demised Premises. Lessor shall not unreasonably withhold, delay or condition its consent hereunder. Lessee shall obtain Lessor's prior review and approval before installing or locating heavy equipment and fixtures in the Demised Premises, and if installation or location of such equipment or fixtures, in Lessor's opinion, requires structural modifications or reinforcement of any portion of the Demised Premises or the Building, Lessee agrees to reimburse Lessor, as additional rent, for any and all costs incurred by Lessor to make such required modifications or reinforcements, and such modifications or reinforcements shall be completed prior to Lessee installing or locating such equipment or fixtures in the Demised Premises. Lessee shall reimburse Lessor within thirty (30) days of receipt of any statement setting forth those costs.

16.  SERVICES AND UTILITIES
     ----------------------

     1. Lessor shall provide the following utilities and services consistent with the standards used by other owners of comparable (in size, quality, age and reputation) as the Building within the Northern Virginia area:

          1. Hot and cold water and lavatory supplies, it being understood and agreed that hot and cold water shall be furnished by Lessor only at those points of supply provided for general use of other tenants in the Building, and at those points of supply in kitchen and lavatories to be installed in the Demised Premises as part of Lessee's initial construction.

          2. After business hours cleaning services in corridors and lavatories, and changing of fluorescent bulbs in common areas and suites on an "as-needed" basis. These services will be provided daily Monday through Friday, except legal holidays. Such services shall be provided based upon standards for first class office space.

          3. Zoned heat and air-conditioning in season in such quantities as to assure uniform temperatures within the ranges set forth below and humidity levels ( Winter 70 N F drybulb 35% relative humidity and Summer 75 N F Drybulb 50% relative humidity) throughout the Demised Premises, Monday through Friday from 7:00 a.m. to 6:00 p.m. and on Saturday from 7:00 a.m. to 1:00 p.m., except for the following holidays: New Year's Day, Martin Luther King, Jr. Day, President's Day, Memorial Day, Fourth of July, Labor Day, Columbus Day, Veterans Day, Thanksgiving Day, and Christmas Day, and any other national holiday promulgated by a Presidential Executive Order or Congressional Act. Lessor shall provide heat and air-conditioning at times in addition to those specified in the preceding sentence at Lessee's expense, provided Lessee gives Lessor notice prior to 1:00 p.m. on a business day in the case of after-hours service on that business day and prior to 3:00 p.m. on the immediately preceding business day in the case of after-hours service on a Saturday, a Sunday or a holiday. Lessor shall charge Lessee for said after-hours services its direct costs. Lessor reserves the right, in its sole discretion, to increase the hourly charge for said after-hours service, but in no event shall the rate per hour charged Lessee be more than the rate per hour charged other tenants or be more than the direct cost to Lessor. Lessee agrees to comply with the provisions of any building warranties obtained by Lessor in connection with its installations under Section 15 provided Lessor gives Lessee advance written notice of such provisions. In the event the same after-hours service is also requested by other tenants of the Building in addition to Lessee, the charge therefor to each tenant requesting such after-hours service shall be prorated among all requesting tenants based upon the respective square footages of each of the demised premises of the tenants requesting such after-hours service. Notwithstanding the foregoing, Lessor agrees that Lessor shall provide at its direct cost (i.e. no profit, administrative charge, overhead or markup) utilities necessary to permit Lessee to operate on a 24 hours a day, seven days a week basis, either the building standard system servicing the Demised Premises or Lessee's supplemental unit (if any). Lessor agrees that the overtime charge for HVAC to the Lessee shall be at the rate of $15.00 per hour for each floor of the Demised Premises, which hourly rate shall be subject to increase at the rate of 3% per annum each December 1 (with the first such rate increase to occur on December 1, 2000). Lessor shall cooperate with Lessee in the provision of chiller water, and other utilities recognizing that Lessee's business operations require the conduct of business round-the-clock within certain areas to be reasonably designated by Lessee subject to Lessor's reasonable approval.

          4. Maintenance, painting and electric lighting service for all public areas and special service areas in the Building.

          5. Electricity and proper electrical facilities to furnish sufficient electricity for equipment of Lessee installed pursuant to the section of this Lease entitled, "Lessee's Equipment" recognizing that nothing contained herein shall affects the rights of Lessor with respect to Additional Power set forth in Section 15 above.

          6. Thermostats shall be set to maintain temperatures between 65NF and 70NF during the heating season and between 76NF and 80NF during the cooling season or such other temperatures as the Lessor may reasonably determine during the Term.

     2. In the event any public utility supplying energy requires, or government law, regulation, executive or administrative order results in a requirement, that Lessor or Lessee must reduce, or maintain at a certain level, the consumption of electricity for the Demised Premises or Building, which affects the heating, air-conditioning, lighting, or hours of operations of the Demised Premises or Building, Lessor and Lessee shall each adhere to and abide by said laws, regulations or executive orders without any reduction in rent.

     3. At any time and from time to time during the Term of the Lease, provided Lessor first consults with Lessee to assure that there will be no material adverse affect on Lessee's operations within the Demised Premises, and that the costs of provision of such utilities will not exceed the costs which would be incurred in the absence of such change, Lessor at its sole discretion shall have the right to select and change the utility companies providing utilities to the Building, and upon such terms and conditions as are solely satisfactory to the Lessor.

     4. Lessor's inability to furnish, to any extent, these defined services, or any cessation thereof resulting from causes beyond the control of Lessor, shall not render Lessor liable for damages to either person or property, nor be construed as an eviction of Lessee, nor work an abatement of any portion of rent, nor relieve Lessee from fulfillment of any covenant or agreement hereof. Lessor agrees to use its best efforts to restore any cessation in services, recognizing that Lessee's communication business requires twenty-four hour service, 365 days a year. Should any of the Building equipment or machinery cease to function properly for any cause, Lessor shall use reasonable diligence to repair the same promptly, but Lessee shall have no claim for damages or for a rebate of any portion of rent on account of any interruptions in any services occasioned thereby or resulting therefrom. If any disruption or interruption of any service to be provided under this Article by Lessor shall occur and continue for more than three (3) business days, which interruption shall reasonably render Lessee unable to conduct its business in the Demised Premises, then and in such event all rent shall abate until the earlier of the date of restoration of service in the Demised Premises or Lessee's resumption of business operations in the Demised Premises .

     5. Prior to the commencement date, the Lessor shall provide an electronic security system installed and monitored by Julien Enterprises or an equivalent vendor. The basic components of the system shall include electronic access control points at the main entry lobby, garage ramp door, and the elevators.
The access control systems on the main lobby doors and elevators shall operate daily 6:00 p.m. to 8:00 a.m., Monday through Friday, and 24-hours a day on Saturdays, Sundays, and holidays. Lessor recognizes that Lessee shall be entitled to access the Building and Premises seven (7) days a week, 24 hours a day, with at least one elevator in service at all times available for Lessee's use, and that such round the clock access is imperative by reason of Lessee's telecommunication operations. Lessor shall initially furnish at no charge to Lessee 220 security cards. Additional or replacement cards shall be made available at the rate of $15.00 per card, subject to reasonable increase each year to reflect actual increases incurred by Lessor for such new cards.

     6. Lessor shall keep the roof, foundation, and structural components of exterior walls of the Demised Premises, together with the parking and other common areas of the Building in good, clean, sanitary and sightly condition, working order and repair. Lessor shall make all necessary repairs or replacements thereto, so as to maintain the Building and its components consistent with comparable buildings as to age, size and location. Lessor shall make all repairs with due diligence and due care in a good and workmanlike manner and in compliance with all applicable local, state and Federal regulations, ordinances and laws and in making such repairs shall use reasonable efforts to prevent any unreasonable interference with Lessee's use of the Demised Premises. Lessor shall promptly restore any damage to any portion of the Demised Premises resulting from any act or omission of Lessor, its agents, servants, employees or contractors not caused by Lessee. Lessor shall, without expense to Lessee, make any and all structural or extraordinary alterations required to be made to the Demised Premises by law, ordinance or regulation of any governmental authority, board of fire insurance underwriters, Lessor's insurers, or similar authority. If Lessor has not commenced repair or maintenance required to be performed by Lessor hereunder within ten (10) days after written notice thereof from Lessee, or if so commenced, is not diligently pursuing same to completion, Lessee shall have the right, but not the obligation, to make such repairs and Lessor shall reimburse Lessee for the reasonable cost thereof within ten (10) days after receipt of a bill therefor from Lessee. In the event of an emergency, Lessee may (but shall not be obligated to) perform such repairs which would otherwise be Lessor's obligation hereunder which may be reasonably necessary, after having given Lessor such notice, if any, as may be practicable under the circumstances. Notwithstanding anything to the contrary set forth hereinabove, Lessee shall not be required to perform any repairs which would otherwise be Lessor's obligation hereunder.

17.  LESSEE'S RESPONSIBILITY FOR DAMAGE
     ----------------------------------

     Any and all injury, breakage or damage to the Demised Premises or the Building arising from any cause done by Lessee or its agents, contractors, servants, employees and visitors, or by individuals and persons making deliveries to or from the Demised Premises, except as provided for in the section of this Lease entitled, "ALL RISK COVERAGE INSURANCE," shall be repaired at the sole expense of Lessee. In the case of any such injury, breakage or damage beyond the Demised Premises, such damage may at Lessor's option be repaired by Lessor, and in such event, payment of the cost of such repairs by Lessee shall be due as additional rent with the next installment of Monthly Rent after Lessee receives a bill for such repairs from Lessor. This provision shall not be in limitation of any other rights and remedies which Lessor has or may have in such circumstances.

18.  ENTRY FOR INSPECTIONS, REPAIRS AND INSTALLATIONS, ETC.
     ------------------------------------------------------

     Following reasonable advance notice from Lessor or its Agent, except in cases of emergencies in which event no such notice shall be required, Lessee shall permit Lessor, or its agent, employees or contractors, to enter the Demised Premises at all reasonable times and in a reasonable manner, without charge to Lessor or diminution of Monthly Rent payable by Lessee, to examine, inspect, protect the Building, or to show it to prospective or existing lenders or to prospective purchasers, and, upon one (1) day written notice, to make such repairs as in the judgment of Lessor may be deemed necessary to maintain or protect the Building, or to exhibit the same to prospective tenants during the last year of the Term of this Lease. Lessor shall use reasonable efforts to minimize interference to Lessee's business when making repairs and in otherwise scheduling its access into the Demised Premises, but Lessor shall not be required to perform the repairs at a time other than during normal working hours.

     In the event of an emergency, Lessor may enter the Demised Premises without notice and make whatever repairs are necessary to protect the Building.

     Lessee shall permit Lessor, or its agents, employees or contractors, upon no less than three (3) days prior written notice to Lessee, to enter the Demised Premises at reasonable times and in a reasonable manner, without charge to Lessor or diminution of Monthly Rent payable by Lessee, to make installations related to the contraction of pre-occupancy tenant work being performed by Lessor for other tenants of the Building. Lessor shall use reasonable efforts to minimize interferences with Lessee's business operations, but except in unusual circumstances, Lessor shall not be required to perform such work at a time other than normal working hours.

     If on the Commencement Date there is no security system for the Building the Lessor shall have the right at any time during the term to install such security system as the Lessor deems appropriate.

     The Lessor shall also have the right during any reasonable time or times (except in the case of an emergency, in which event the Lessor may enter at any time) to enter the Demised Premises for the purpose of making repairs or improvements to space above, below and/or on the same floor as the Demises Premises, including the right to install above the ceiling, below the slab or within columns, and/or remove water lines, heating and air conditioning vents, to accommodate any change in utility service providers and the like to serve the Lessee or other Lessees of the Building. However, Lessee may impose upon Lessor reasonable limitations to avoid placement of water lines above Lessee's computer center to be located in the Demised Premises. Notwithstanding the foregoing, Lessor shall not be required to relocate existing water lines or any material part of the sprinkler system. Costs of relocating any parts of the sprinkler system shall be borne by Lessee.

19.  HAZARDOUS MATERIALS
     -------------------

     Lessee shall not (either with or without negligence) cause or permit the escape, disposal or release of any biologically or chemically active or other hazardous substances or materials by reason of Lessee's operations at the Demised Premises (as opposed to the operations of Lessor or the operations of any other tenant of Lessor or an invitee of any other tenant). Lessee shall not allow the storage or use of such substances or materials in any manner not sanctioned by law or by the highest standards prevailing in the industry for the storage and use of such substances or materials, nor allow to be brought into the Building or Parking Facility any such materials or substances except those which are customarily used in the ordinary course of Lessee's business, and, to the extent such materials are not typically found in other modern office suites, then only after written notice is given to Lessor of the identity of such substances or materials. Without limitation, hazardous substances and materials shall include those described in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et seq., the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 6901 et seq., any applicable state or local laws and the regulations adopted under these acts. If any lender or governmental agency shall make a good faith determination that Lessee has violated the provisions of this paragraph, then the reasonable costs of such testing shall be reimbursed by Lessee to Lessor upon demand as additional charges if such requirement applies to the Demised Premises. In addition, Lessee shall execute affidavits, representations and the like from time to time at Lessor's request concerning Lessee's best knowledge and belief regarding the presence of hazardous substances or materials on the Demised Premises arising by reason of Lessee's operations. In all events, Lessee shall indemnify Lessor from all costs, expenses, damages, liabilities or causes of action from any release of hazardous materials on the Demised Premises or otherwise in the Building, to the extent (and only to the extent) caused by Lessee or persons acting under Lessee . Lessee shall have no liability, debt or obligation under this Lease by reason of any use, generation, manufacture, refining, processing, storage, disposal or release of a hazardous substance or material unless such hazardous substance or material was caused by Lessee, or any agent, employee or contractor of Lessee. Lessor shall be deemed the owner of any such hazardous substance, the existence, use, generation, release, manufacture, refining, processing, storage, disposal or release of which was not caused by Lessee, or any agent, employee or contractor of Lessee.

     Lessor shall indemnify, defend and hold Lessee harmless from and against any handling, transportation, storage, treatment or use of hazardous or toxic substances which may occur at the Building prior to the Commencement Date and Lessor represents to the best of its knowledge that the Building is in compliance with all applicable federal, state and local laws, regulations and ordinances.

     Lessor shall certify upon Lessee's occupancy of the Demised Premises that the shell Building system meets all current health standards for fresh air changes (current ASHRAE standards) and hazardous materials abatement. Lessor represents to Lessee that to the best of its knowledge the Building and improvements are not in violation, nor have they been in violation, of any federal, state or local law, ordinance or regulation relating to any environmental conditions on or in the Building or any such improvements thereon, including without limitation, soil and groundwater conditions.

20.  INSURANCE RATING
     ----------------

     Lessee shall not conduct or permit to be conducted any activity, or place any equipment or property in or about the Demised Premises that will increase in any way the rate of All Risk Coverage insurance or other insurance on the Building beyond the rate applicable for other comparable (in age, size and quality) office buildings located in Northern Virginia, unless consented to by Lessor. Lessor's consent may be conditioned upon Lessee's payment of any costs arising directly or indirectly from such increase. If any increase in the rate of All Risk Coverage insurance or other insurance on the Building is stated by any insurance company or by the applicable Insurance Rating Bureau to be due to Lessee's activity, equipment of property in or about the Demised Premises, said statement shall be conclusive evidence that the increase in such rate is due to such activity, equipment or property and, as a result thereof, Lessee shall be liable for such increase. Any such rate increase and related costs incurred by Lessor shall be deemed additional rent due and payable by Lessee to Lessor upon receipt by Lessee of a written statement of the rate increase and costs. Lessee may contest, at its sole cost and expense, any insurance rate increase, provided such action by Lessee will not adversely affect the insurance coverage of Lessor.

21.  INDEMNITY AND PUBLIC LIABILITY INSURANCE
     ----------------------------------------

     1. Lessee shall indemnify and save harmless Lessor from any and all liability, damage, expense, cause of action, suits, claims, judgments and cost of defense arising from injury to person, property or personal property in and on the Demised Premises, or upon any adjoining sidewalks or public areas of the Building, which arise out of the act, failure to act or negligence of Lessee, its agents or employees.

     2. In order to assure such indemnity, Lessee shall, at its sole cost, carry and keep in full force and effect at all times during the term of this Lease, a comprehensive general liability policy with a single limit of at least One Million Dollars ($1,000,000.00) including coverage for bodily injury, property damage and personal injury liability.

     3. Lessee shall obtain and keep in full force and effect during the Term of the Lease rental loss insurance in such amounts as the Lessor deems to be commercially reasonable.

     4. Lessor hereby agrees to indemnify and hold harmless Lessee from and against any and all claims, losses, actions, damages, liabilities and expenses (including reasonable attorneys' fees and disbursements) (collectively, "Damages") that arise from any breach of any covenant or representation made in connection with this or any other lease in the Building or willful or grossly negligent act or omission of Lessor, its agents, contractors or employees. Whenever the Lessee shall be deemed liable for losses, liabilities, obligations, damages, penalties, claims, costs, charges and expenses under the provisions of the Lease, no such liability shall arise from losses, liabilities, obligations, damages, penalties, claims, costs, charges and expenses resulting from the gross negligence or willful misconduct of Lessor and/or its agents, employees or contractors.

22.  WORKER'S COMPENSATION INSURANCE
     -------------------------------

     Lessee shall carry and keep in full force and effect at all times during the term of this Lease, at its sole cost, worker's compensation or similar insurance in form and amounts required by law.

23.  ALL RISK COVERAGE INSURANCE
     ---------------------------

     Lessor shall obtain and maintain All Risk Coverage insurance covering the Building. Lessee shall obtain and maintain throughout the term of this Lease and any extension periods All Risk Coverage insurance insuring against damage to and loss of Lessee's tenant improvements, fixtures, equipment, furniture, and all other personal property in and about the Demised Premises. Lessor and Lessee hereby release each other and waive any claims they may have against the other for loss or damage to the Building, Demised Premises, tenant improvements, fixtures, equipment and/or any other personal property arising from a risk insured against under the All Risk Coverage insurance policies to be carried by Lessor and Lessee, as required above, even though such loss or damage was caused by the negligence of Lessor and Lessee, their agents or employees, except for the amount of the deductible under said policies. Lessor and Lessee agree to obtain and maintain throughout the term of this Lease endorsements to their respective All Risk Coverage policies waiving the right of subrogation of their insurance companies against the other party and its agents and employees.
Except to the extent expressly provided in this Lease, nothing contained in this Lease shall relieve either Lessor or Lessee to the other, or the insurance carriers which Lessee or Lessor may have under law or the provisions of this Lease in connection with any damage to the Building, Demised Premises, tenant improvements, fixtures, equipment, furniture, and all other personal property, by fire or other casualty.

24.  LESSEE'S CONTRACTOR'S INSURANCE
     -------------------------------

     Lessee shall require any contractor of Lessee performing work on the Demised Premises to carry and maintain, at no expense to Lessor:

     1. Comprehensive general liability insurance, including contractor's liability coverage, contractual liability coverage, completed operations coverage, broad form property damage endorsement and contractor's protective liability coverage, to afford protection with limits, for each occurrence, of not less than One Million Dollars ($1,000,000.00) with respect to personal injury, death, or property damage; and

     2. Worker's compensation or similar insurance in form and amounts required by law.

25.  REQUIREMENTS FOR LESSEE'S INSURANCE POLICIES
     --------------------------------------------

     The company or companies writing any insurance which Lessee is required to carry and maintain or cause to be carried or maintained pursuant to this Lease as well as the form of such insurance shall at all times be subject to Lessor's approval and any such company or companies shall be a good and responsible insurance company, licensed to do business in the Commonwealth of Virginia. Lessee's public liability and All Risk Coverage insurance policies and certificates evidencing such insurance shall name Lessor and its Agent as additional insured and shall also contain a provision by which the insurer agrees that such policy shall not be canceled except after thirty (30) days written notice to Lessor. Lessee agrees to provide the Lessor prior to taking possession of the Demised Premises the certificates evidencing such insurance; Lessor may withhold delivery of the Demised Premises without delaying the Commencement Date, or triggering any abatement of rent, if Lessee fails to provide Lessor with these certificates.

     Any insurance carried or to be carried by Lessee hereunder shall be primary over any policy that might be carried by Lessor. If Lessee shall fail to perform any of its obligations regarding the acquisition and maintenance of insurance, Lessor may perform the same and the cost of same shall be deemed additional rent, payable upon Lessor's demand. Lessee's insurance shall not have a deductible greater than One Thousand Dollars ($1,000.00) per claim.

     Lessor reserves the right at any time during the term to require the Lessee to increase the amounts and types of coverage under the Lease to such amounts and types of coverage as would then be deemed commercially reasonable by the Lessor, after taking into consideration the insurance required in other comparable (as to size, age and quality) office buildings in Northern Virginia.

26.  LIABILITY FOR DAMAGE TO PERSONAL PROPERTY AND PERSON
     ----------------------------------------------------

     All personal property of Lessee, its employees, agents, subtenants, business invitees, licensees, customers, clients, family members, guests or trespassers, in and on the Demised Premises shall be and remain in and on the Demised Premises and the Building at the sole risk of said parties and except to the extent set forth in Section 21(d) above, Lessor shall not be liable to any such person or party for any damage to, or loss of personal property thereof, including loss or damage arising from, (A) any act, including theft, or any failure to act, of any other persons, (B) the leaking of the roof, (C) the bursting, rupture, leaking or overflowing of water, sewer or steam pipes, (D) the rupture or leaking of heating or plumbing fixtures, including security and protective systems, (E) short-circuiting or malfunction of electrical wires or fixtures, including security and protective systems or (F) the failure of the heating or air-conditioning systems. Lessor shall also not be liable for the interruption or loss to Lessee's business arising from any of the above-described acts or causes. Lessee specifically agrees to save Lessor harmless in all such cases.

     Lessor shall not be liable for any personal injury to Lessee, Lessee's employees, agents, business invitees, licensees, customers, clients, family members, guests or trespassers arising from the use, occupancy and condition of the Demised Premises or the Building, unless such party establishes that there has been gross negligence or a willful act or willful failure to act on the part of Lessor, its agents or employees.

27.  DAMAGE TO THE BUILDING AND/OR THE DEMISED PREMISES
     --------------------------------------------------

     If the Demised Premises is damaged by fire or other casualty insured against by Lessor's All Risk Coverage insurance policy covering the Building, and the Demised Premises can be fully repaired, in Lessor's opinion, within 180 days from the date of the insured risk, Lessor, at Lessor's expense, shall repair such damage, provided, however, Lessor shall have no obligation to repair any damage to, or to replace, Lessee's non-building standard tenant improvements, if any, installed by Lessee at its sole cost and expense, or any other property located in the Demised Premises. Except as otherwise provided herein, if the entire Demised Premises is rendered untenantable by reason of the insured risk, then Monthly Rent shall abate for the period from the date such damage to the date when Lessor has completed repairs to the Demised Premises as specified above, and if only a portion of the Demised Premises is so rendered untenantable, then Monthly Rent shall abate for such period in the proportion which the area of the portion of the Demised Premises so rendered untenantable bears to the total area of the Demised Premises, provided, however, if, prior to the date when such repairs have been completed, any portion of the Demised Premises so damaged shall be rendered tenantable and shall be used or occupied by Lessee or any person claiming through or under Lessee, then the amount by which the Monthly Rent shall abate shall be equitably apportioned for the period from the date of any such use or occupancy to the date when such repairs are completed. Notwithstanding the foregoing, if by reason of the fire or other casualty Lessee is unable to reasonably conduct its business within the undamaged portion of the Demised Premises, all Monthly Rent and Additional Rent shall abate as is the entire Demised Premises were untenantable. Any abatement of rent hereunder shall continue until the first to occur of (i) expiration of forty-five (45) days following either completion by Lessor of its repairs or restoration or (ii) the date Lessee is reasonably able to resume conduct of its business operations within the Demised Premises or any substantial portion thereof. No compensation or claim or reduction of rent will be allowed or paid by Lessor by reason of inconvenience, annoyance, or injury to business arising from the insured risk or the necessity of repairing the Demised Premises or any portion of the Building which they are a part.

     Notwithstanding the foregoing, if, prior to or during the term of this Lease, (A) the Demised Premises is so damaged that, in Lessor's opinion, the Demised Premises cannot be fully repaired within 180 days from the date the damage occurred and provided Lessor concurrently terminates all other office leases in the Building, or (B) the Building is so damaged that, in Lessor's opinion, substantial repair or reconstruction of the Building shall be required (whether or not the Demised Premises is damaged or rendered untenantable) and provided Lessor concurrently terminates all other office leases in the Building, then, in any of such events, Lessor, at its option, may give to Lessee, within sixty (60) days after such fire or other casualty, a thirty (30) days notice of termination of this Lease and, in the event such notice is given, this Lease shall terminate (whether or not the term shall have commenced) upon the expiration of such thirty (30) days with the same effect as if the date of expiration of such thirty (30) days were the date definitely fixed for expiration of the term of the Lease, and the then-applicable Monthly Rent shall be apportioned as of such date, including any rent abatement as provided above. In the event Lessor is unable to complete its repairs within 180 days of occurrence of any damage, destruction or other casualty to the Building or the Demised Premises, so as to enable Lessee to continue its business in the Demised Premises in a manner satisfactory to Lessee, Lessee may elect to cancel this Lease without penalty of any kind upon thirty (30) days written notice to Lessor, which notice shall be given by Lessee at anytime after the 150/th/ day following the fire or casualty, and which notice shall be effective in the absence of the Lessor substantially completing its repairs within the thirty days period following the date of Lessee's notice.

28.  DEFAULT OF LESSEE
     -----------------

     This Lease shall, at the option of Lessor, cease and terminate if (A) Lessee fails to pay rent in accordance with terms of Lease, including any installment of Monthly Rent, or any sums, charges, expenses and costs of any kind or nature identified in this Lease as additional rent, although no legal or formal demand has been made, and such failure to pay rent continues for a period of ten (10) days after written notice addressed to Lessee has been delivered by Lessor to the Demised Premises, or (B) Lessee violates or fails to perform any of the other conditions, covenants or agreements of this Lease made by Lessee, and any violation or failure to perform any of those conditions, covenants or agreement continues for a period of twenty (20) days after written notice thereof has been delivered by Lessor to Lessee, or, in cases where the violation or failure to perform cannot be corrected within twenty (20) days, Lessee does not begin to correct the violation or failure to perform within twenty (20) days after receiving Lessor's written notice and/or Lessee thereafter does not diligently pursue the correction of the violation or failure to perform. Any said violation or failure to perform or to pay any rent, if left uncorrected, shall operate as a notice to quit, any further notice to quit or notice of Lessor's intention to re-enter being hereby expressly waived. Lessor may thereafter proceed to recover possession under and by virtue of the provisions of the laws of the jurisdiction in which the Building is located or by such other proceedings, including re-entry and possession, as may be applicable. If Lessor elects to terminate this Lease, everything herein contained on the part of Lessor to be done and performed shall cease without prejudice to the right of Lessor to recover from Lessee all rent accruing up to and through the date of termination of this Lease or the date of recovery of possession of the Demised Premises by Lessor, whichever is later. Should this Lease be terminated before the expiration of the term of this Lease by reason of Lessee's default as hereinabove provided, or if Lessee abandons or vacates the Demised Premises before the expiration or termination of the term of this Lease, the Demised Premises may be relet by Lessor for such rent and upon such terms as are not unreasonable in the sole option of Lessor under the circumstances, and, if the full rent hereinabove provided is not realized by Lessor, Lessee shall be liable for all damages sustained by Lessor, including, without limitation, deficiency in rent, reasonable attorneys' fees, and brokerage fees, prorated to reflect only those fees attributable to the portion of the re-let term coinciding with the balance of the term of this Lease which was in effect at the time of the default and expenses of placing the Demised Premises in first-class rentable condition. Any damage or loss of rent sustained by Lessor may be recovered by Lessor, at Lessor's option, at the time of the reletting, or in separate actions, from time to time, as said damage shall have been made more easily ascertainable by successive reletting, or, at Lessor's option, may be deferred until the expiration of the term of this Lease, in which event the cause of action shall not be deemed to have accrued until the date of expiration of said term. The provisions contained in this section shall be in addition to and shall not prevent the enforcement of any claim Lessor may have against Lessee for anticipatory breach of the unexpired term of this Lease.

     In the event of any action or proceeding brought by either party hereto against the other based upon or arising out of any breach of the terms and conditions hereof, the prevailing party shall be entitled to recover all costs, including reasonable attorneys' fees, from the other.

29.  REPEATED DEFAULTS
     -----------------

     If Lessee is in default of this Lease for the same or substantially the same reason more than twice during any twelve (12) month period during the term of this Lease, then, at Lessor's election, Lessee shall not have any right to cure such repeated default during the twelve (12) month period following the second such default, the terms and conditions of the section of this Lease entitled, "DEFAULT OF LESSEE," notwithstanding. In the event of Lessor's election not to allow a cure of a repeated default, Lessor shall have all of the rights provided for in that section of this Lease for an uncured default.

30.  WAIVER
     ------

     If Lessor or Lessee institutes legal or administrative proceedings against the other party and a compromise or settlement thereof is made, the same shall not constitute a waiver of such other party's obligations to comply with any covenant, agreement or condition, nor of any of rights of the party bringing such action hereunder. No waiver by Lessor or Lessee of any breach of any covenant, condition, or agreement specified herein shall operate as an invalidation or as a continual waiver of such covenant, condition or agreement itself, or of any subsequent breach thereof. No payment by Lessee or receipt by Lessor of a lesser amount than the amount of rent due Lessor shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement on any check or letter accompanying a check for payment of such rent be deemed an accord and satisfaction, and Lessor may accept such check or payment without prejudice to Lessor's right to recover the balance of such rent or to pursue any other remedy provided for in this Lease or in the governing law of the jurisdiction in which the Building is located. No payment by Lessee of an amount in excess of the amount to which Lessor shall be entitled shall be deemed to be other than on account of the next stipulated rent, if any, or constitute an accord and satisfaction as to any claims of Lessor which may then be existing. No re-entry by Lessor, and no acceptance by Lessor of keys from Lessee, shall be considered an acceptance of a surrender of the Lease.

31.  SUBORDINATION
     -------------

     This Lease is subject and subordinate to the lien of all and any mortgages (which term "mortgages" shall include both construction and permanent financing and shall include deeds of trust and similar security instruments) which may now or hereafter encumber or otherwise affect the real estate (including the Building) of which the Demised Premises is a part, or Lessor's leasehold interest therein, and to all and any renewals, extensions, modifications, recastings or refinancings thereof. In confirmation of such subordination, Lessee shall, at Lessor's request, promptly execute any requisite or appropriate certificate or other document provided Lessee is provided with reasonable assurances of non-disturbance from the mortgagee or ground lessor requesting
such assurances.    No later than thirty (30) days following the date hereof,
Lessor agrees to obtain from its mortgagee having any deed of trust upon the Building (or ground lessor under any ground lease) an agreement (a "Non-disturbance Agreement") which shall provide that, as long as Lessee is not in default under this Lease, this Lease will not be terminated during the term hereof as a result of any foreclosure or conveyance in lieu of foreclosure under the deed of trust on the Building held by such mortgagee or under any such ground lease. Any such Non-disturbance Agreement shall be in form and content reasonably acceptable to Lessee. Lessee acknowledges that the form of the Non-disturbance Agreement received from Lessor prior to execution of this Lease shall be acceptable for such purposes.

     Lessee agrees that in the event that any proceedings are brought for the foreclosure of any such mortgage, Lessee shall attorn to the purchaser at such foreclosure sale, if requested to do so by such purchaser. Lessee shall also recognize such purchaser as the Lessor under this Lease. Lessee waives the provisions of any statute or rule of law, now or hereafter in effect, which may give or purport to give Lessee any right to terminate or otherwise adversely affect this Lease and the obligations of Lessee hereunder in the event that any such foreclosure proceeding is prosecuted or completed.

     If the Building, the Demised Premises or any part respectively thereof is at any time subject to a mortgage or a deed of trust or other similar instrument, and this Lease or the rents are assigned to such mortgagee, trustee or beneficiary, and the Lessee is given written notice thereof, including the post office address of such assignee, then Lessee may not terminate this Lease for any default on the part of Lessor without first giving written notice by certified or registered mail, return receipt requested, to such Assignee,
Attention: Mortgage Loan Department. The notice shall specify the default in reasonable detail, and afford such assignee a reasonable opportunity to make performance, at its election, for and on behalf of Lessor.

32.  CONDEMNATION
     ------------

     If the whole or a material part of the Demised Premises or the Building is condemned or acquired in lieu of condemnation by any governmental authority for any public or quasi-public or other use or purpose, then the term of this Lease shall cease and terminate as of the date when title vests in such governmental authority. Lessee shall have no claim against Lessor or the condemning authority for any portion of the amount of the condemnation award or settlement that Lessee claims as its damages arising from such condemnation or acquisition, or for the value of any unexpired term of the Lease. Lessee may make a separate claim against the condemning authority for a separate award for the value of any of Lessee's tangible personal property and trade fixtures, for moving and relocation expenses and for such business damages and/or consequential damages as may be allowed by law, provided the same shall not diminish the amount of Lessor's award.

33.  RULES AND REGULATIONS
     ---------------------

     Lessee, its agents and employees shall abide by and observe the rules and regulations attached hereto as Exhibit C and such other reasonable rules and regulations as may be promulgated from time to time by Lessor for the operation and maintenance of the Building, provided a copy thereof is sent to Lessee. Except to the extent expressly set forth below, nothing contained in this Lease shall be construed to impose upon Lessor any duty or obligation to enforce such rules and regulations, or the terms, conditions or covenants contained in any other lease as against any other tenant, and Lessor shall not be liable to Lessee for violation of the same by any other tenant, any other tenant's employees, agents, business invitees, licensees, customers, clients, family members or guests. Lessor shall not discriminate against Lessee in the enforcement of any rule or regulation. All rules and regulations that may be enforced by Lessor against Lessee shall be reasonable and uniformly enforced among all of the tenants in the Building. The Lessor shall use its reasonable efforts to enforce all of the rules and regulations of the Building against other tenants in the Building whose breach of such rules and regulations adversely affect the use of the Demised Premises or of the common areas by Lessee, its employees, and invitees. Lessee shall be notified in writing of any alleged breach by the Lessee of the rules and regulations, and Lessee shall be given twenty (20) days to cure such breach before any such breach shall constitute a breach of the terms of the Lease.

34.  RIGHT OF LESSOR TO CURE LESSEE'S DEFAULT
     ----------------------------------------

     If Lessee defaults in the making of any payment to any third party, or doing any act required to be made or done by Lessee for or on behalf of said third party relating to the Demised Premises, then Lessor may, but shall not be required to, make such payment or do such act, and the amount of the expense thereof, if made or done by Lessor, with interest thereon at a rate equal to two
(2) percentage points above the then applicable prime base rate of interest per annum as fixed by First Virginia Bank, or a reasonable comparable substitute bank determined by the Lessor, accruing from the date paid by Lessor, shall be paid by Lessee to Lessor and shall constitute additional rent hereunder due and payable by Lessee upon receipt of a written statement of costs from Lessor. The making of such payment or the doing of such act by Lessor shall not operate to cure Lessee's default, nor shall it prevent Lessor from the pursuit of any remedy to which Lessor would otherwise be entitled.

35.  LATE CHARGES
     ------------

     If Lessee shall fail to pay any installment of rent (including Monthly Rent, any additional rent, or other charges to be paid by Lessee pursuant to the Lease) within five(5) days after the same becomes due and payable Lessee shall be obligated to pay a late payment charge equal to the greater of One Hundred Dollars ($100.00) or three percent (3%) of any rent or charge not paid when due, to reimburse Lessor for its additional administrative costs. The actual cost to Lessor of such failure to pay is difficult or impossible to determine and the parties agree that the said amount is liquidated damages for the failure to so pay. However, no such late charge be payable by Lessee on any late payment of rent in the event Lessee remits to Lessor the late payment within seven (7) days following written notice to Lessee that Lessor has failed to timely receive any payment to which Lessor is entitled under this Lease. However, in the event Lessee is late more than two (2) times in any twelve (12) month period, Lessor shall be entitled to the late charge and/or interest as provided in the Lease, without the necessity of such written notice. In addition, any installments of rent, including Monthly Rent, any additional rent, or other charges to be paid by Lessee pursuant to this Lease which are not paid by Lessee within ten (10) days after the same becomes due and payable, shall bear interest at a rate equal to two (2) percentage points above the then base rate of interest as declared First Virginia Bank accruing from the date such installment or payment became due and payable to the date of payment thereof by Lessee. Such interest shall constitute additional rent due and payable to Lessor by Lessee upon the date of payment of the delinquent payment referenced above.

36.  BANKRUPTCY
     ----------

     In the event that the Lessee shall be adjudicated insolvent or bankrupt pursuant to the provisions of any state or federal insolvency or bankruptcy act, or if a receiver or trustee of the property of Lessee shall be appointed by reasons of Lessee's insolvency or inability to pay its debts, or if any assignment shall be made of Lessee's property for the benefit of creditors, or Lessee admits in writing its inability to pay its debts generally as they become due, then and in any such events, Lessor may, at its option and in addition to any other remedy available to Lessor, terminate this Lease and all rights of Lessee hereunder by giving to Lessee written notice of Lessor's election to terminate.

     In the event of termination, Lessor shall have the immediate right of re-entry and may remove all person and property from the leased premises and such property may be removed and stored in a public warehouse or elsewhere at the cost of, and for the account of Lessee, all without service of notice or resort to legal process and without being deemed guilty of trespass, or becoming liable for any loss or damage which may be occasioned thereby.

     In the event the trustee of the Lessee, or Lessee as debtor in possession, shall timely assume this Lease under the Bankruptcy Code and continue in possession of the Property, it shall be the responsibility of the trustee or debtor in possession to cure or give adequate assurance that all defaults under the provisions of this Lease shall be promptly cured, to fully compensate or provide adequate assurance of compensation for any and all losses suffered by Lessor, and to provide adequate assurances that all conditions of this Lease shall be performed in the future, including but not limited to:

     1. Adequate assurance of the payment of rent and other consideration due under this Lease.

     2. Adequate assurance that any percentage rent due will not decline substantially.

     3. Adequate assurance that assumption or assignment will not breach substantially any provision such as radius, location, use or exclusivity provisions in other lease, financing or master agreements.

     4. Adequate assurance that assumption or assignment will not disrupt substantially any tenant mix or balance.

     In no event, will Lessor be required to provide additional services or supplies under this Lease unless fully compensated by the trustee or debtor in possession.

     In the event that any new insolvency or receivership should occur after the closing of the bankruptcy case, the Lessor may at its option, and in addition to any other remedy available to Lessor, terminate this Lease and all rights of the Lessee hereunder by giving to Lessee written notice of the Lessor's election to terminate.

     In the event that the Trustee for Lessee, or Lessee as Debtor-in-Possession, exercises certain rights as set out above which would result in the Property being used for a use other than general office purposes, then Lessor specifically reserves the right to change or modify the Lease to include a percentage rent rate or minimum basis of sales rate in the event that the space is used for retail or commercial purposes and additionally to amend any provision relating to parking (i.e., the number of parking spaces, location, employee parking, etc.) in this Lease.

     The provisions hereof shall be construed at the option of the Lessor, as giving due recognition of the federal bankruptcy laws, if applicable, to be interpreted to result in a termination of this Lease in each instance, and to the fullest extent and at the earliest time that such termination is permitted by law, it being of the utmost importance to the Lessor to deal only with lessees who have and continue to have a strong degree of financial strength and stability.

37.  PARKING
     -------

     The Lessee shall be entitled at all times to park in the "Parking Facility" which is a part of the Building on a nonexclusive basis two (2) parking spaces per one thousand square feet in the Demised Premises for its employees and invitees at market rates then charged by the Lessor in said Parking Facility. Lessor agrees that Lessee shall be entitled to additional parking within the Parking Facility on a pro-rata basis with the other tenants in the Building.

38.  LANDLORD'S LIEN
     ---------------

     Lessor acknowledges that Lessee has granted certain of its lenders a security interest in various of Lessee's personal property and that such lenders have required, and future lenders are likely to hereafter require, a waiver by Lessor of its landlord's lien in and to all personal property of Lessee now or hereafter located at the Demised Premises. Lessor hereby agrees to execute and deliver to Lessee within ten days after written request therefor such evidence of Lessor's lien waiver as may reasonably be requested in connection with any acquisition or financing by Lessee of equipment, furniture, furnishings or trade fixtures or for the provision of credit to Lessee in connection with its business operations.

39.  INTENTIONALLY DELETED
     ---------------------

40.  INTENTIONALLY DELETED
     ---------------------

41.  MODIFICATION TO LEASE
     ---------------------

     Lessee agrees that if any present or future secured lender on the Building requires modifications to this Lease the Lessee agrees to promptly enter into such modification, provided that such modification shall not be in substantial derogation or diminution of any of the rights of the parties hereunder nor increase any of the obligations or liabilities of the parties hereunder.

42.  SURVIVAL OF CERTAIN TERMS
     -------------------------

     Both parties agree that all of the obligations of both Lessor and Lessee set forth in this Lease to the extent pertaining to periods elapsing during the term of this Lease shall survive the termination of this Lease.

43.  CONSTRUING LEASE
     ----------------

     The parties agree that both parties and their counsel have participated in the drafting and/or review of the Lease and in the event of any dispute under the Lease neither party shall be deemed to have been the drafter of the Lease and the Lease shall not be construed against either party.

44.  TIME OF THE ESSENCE
     -------------------

     Time shall be of the essence in the performance of all terms, conditions and provisions of this Lease.

45.  NO PARTNERSHIP
     --------------

     Nothing contained in this Lease shall be deemed or construed to create a partnership or joint venture of or between Lessor and Lessee, or to create any other relationship between the parties hereto other than that of Lessor or Lessee.

46.  NO REPRESENTATIONS BY LESSOR
     ----------------------------

     Neither Lessor nor any agent or employee of Lessor has made any representations or promises with respect to the Demised Premises or the Building except as herein expressly set forth, and no rights, privileges, easements or licenses are acquired by Lessee except as herein expressly set forth. Lessee, by taking possession of the Demised Premises, shall accept the same in the then "as is" condition, except for latent defects and punch list items. Taking of possession of the Demised Premises by Lessee shall be conclusive evidence that the Demised Premises and the Building are in good and satisfactory condition at the time of such taking of possession, as provided for in Exhibit D subject to latent defects (identified to Lessor within six months (provided that in the event Lessee has not an opportunity to test the building systems within such six month period due to seasonal changes, such 6 month period as to the Building systems shall be extended to one year) following the respective Commencement Date for the particular portion of the Demised Premises) and the punchlist items.

47.  BROKER AND AGENT
     ----------------

     Lessor and Lessee each represent and warrant one to another that, except as hereinafter set forth, neither of them has employed any broker in carrying on the negotiations, or had any dealings with any broker, relating to this Lease. Lessee represents that it has employed Charles E. Smith Commercial Real Estate as its broker; Lessor represents that it has employed Virginia Management, Inc. as its broker, and further agrees to pay the commissions accruing to each identified broker pursuant to certain outside agreement(s). Lessor shall indemnify and hold Lessee harmless, and Lessee shall indemnify and hold Lessor harmless, from and against any claim or claims for brokerage or other commission arising from or out of any breach of the foregoing representation and warranty by the respective indemnitors.

     Lessor appoints and Lessee recognizes, until such time as Lessor otherwise notifies Lessee in writing, Virginia Management, Inc. as Lessor's management agent (referred to in this Lease as "Agent") for the management and operations of the Building including the issuance and receipt of all notices and the instituting and processing all legal actions on behalf of Lessor under this Lease.

     Lessor appoints and Lessee recognizes, until such time as Lessor otherwise notifies Lessee in writing, William Lillis on all matters as required by law.

48.  WAIVER OF JURY TRIAL
     --------------------

     LESSOR AND LESSEE HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER ON OR WITH RESPECT TO ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE. THE RELATIONSHIP OF LESSOR AND LESSEE HEREUNDER, LESSEE'S USE OR OCCUPANCY OF THE DEMISED PREMISES, AND/OR ANY CLAIM OF INJURY OR DAMAGE.

49.  ENFORCEMENT OF LEASE
     --------------------

     In the event Lessor is required or elects to take legal action to enforce against Lessee the performance of Lessee's obligations under this Lease, after written notice and the expiration of the applicable cure period, then Lessee shall immediately reimburse Lessor for all costs and expenses, including, without limitation, reasonable attorneys' fees, incurred by Lessor in its prosecution of that legal action.

50.  NOTICES
     -------

     All notices or other communications hereunder, except for service of process, shall be in writing and shall be deemed duly given if delivered in person, by certified mail, return receipt requested; or by registered mail, postage prepaid: (i) if to Lessor, in care of Virginia Management, Inc., 4600 North Fairfax Drive, Suite 1002, Arlington, Virginia 22203; and (ii) if to Lessee, at 1255 22nd Street, N.W., Washington, D.C. 20037, Attention: Mr. William M. Caldwell, IV, President, with a copy to its counsel, Richard F. Levin at Grossberg, Yochelson, Fox & Beyda at 2100 Pennsylvania Avenue, N.W., Washington, D.C. 20037, prior to November 1, 1999, and thereafter, 2000 L Street, N.W., Suite 612, Washington, D.C. 20037. Lessor has designated William
B. Lillis for the issuance and receipt of all legal notices and service of process. The party to receive notices and the place notices are to be sent for either Lessor or Lessee may be changed by notice given pursuant to the provisions of this section.

51.  ESTOPPEL CERTIFICATES
     ---------------------

     Lessee agrees, at any time and from time to time, upon not less than  ten
(10) days prior written notice by Lessor, to execute, acknowledge and deliver to Lessor a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or, if there have been modifications, that the Lease is in full force and effect as modified and stated the modifications), (ii) stating the dates to which the rent and other charges hereunder have been paid by Lessee, (iii) stating whether or not, to the best knowledge of Lessee, Lessor is in default in the performance of any covenant, agreement or condition contained in this Lease, and, if so, specifying each such default of which Lessee may have knowledge, (iv) stating the address to which notices to Lessee should be sent and, if Lessee is a corporation, the name and address of its registered agent in the jurisdiction in which the Building is located, (v) such other information as Lessor may reasonably request, and (vi) agreeing not to pay rent more than thirty (30) days in advance or to amend the Lease without the consent of any mortgage lender having a security interest in the Building. Any such statement delivered pursuant hereto may be relied upon by any owner of the Building, any prospective purchaser of the Building, any mortgagee or prospective mortgagee of the Building or of Lessor's interest, or any prospective assignee of any such mortgage. Lessee shall also be entitled to request and receive from Lessor an estoppel certificate substantially similar to that which Lessee is obligated to provide under the Lease and which shall be provided upon the same terms which Lessee is obligated under the Lease for the benefit of Lessee or any of Lessee's lenders or designees.

52.  HOLDING OVER
     ------------

     In the event Lessee does not immediately surrender the Demised Premises on the date of expiration of the term of this Lease or any extension period thereof, Lessee shall, by virtue of this section of the Lease, become a lessee by the month and hereby agrees to pay to Lessor a Monthly Rent equal to 125% of the amount of this Monthly Rent in effect during the last month of the term of this Lease as it may have been extended as and for liquidated damages because the damage to Lessor as a result of such holding over are difficult or impossible to determine. The month-to-month tenancy shall commence with the first day next after the expiration of the term of this Lease. Lessee as a month-to-month tenant shall continue to be subject to all of the conditions and covenants of this Lease. Lessee shall give to Lessor at least thirty (30) days written notice of any intention to quit the Demised Premises. Lessee shall be entitled to thirty (30) days written notice to quit the Demised Premises, except in the event of nonpayment of the modified Monthly Rent in advance, in which event Lessee shall not be entitled to any notice to quit, the usual thirty (30) days notice to quit being hereby expressly waived.

     In the event Lessee holds over after the expiration of the term of the Lease or extension period thereof, and Lessor desires to regain possession of the Demised Premises promptly at the expiration of the term of this Lease or extension period thereof, then at any time prior to Lessor's acceptance of modified Monthly Rent from Lessee as a month-to-month tenant hereunder, Lessor, at its option, may forthwith re-enter and take possession of the Demised Premises without process, or by any legal process in force in the jurisdiction in which the Building is located.

53.  COVENANTS OF LESSOR
     -------------------

     Lessor covenants that it has the right to make this Lease for the term of the lease aforesaid, and that if Lessee shall pay the rent and shall perform all of the covenants, agreements and conditions specified in this Lease to be performed by Lessee, Lessee shall, for the term of the Lease, freely, peaceably and quietly occupy and enjoy the full possession of the Demised Premises without molestation or hindrance by Lessor, its agents or employees.

54.  INTENTIONALLY DELETED
     ---------------------

55.  RECORDATION
     -----------

     Lessee shall not record this Lease or any memorandum thereof without the written consent of Lessor. In the event Lessee desires to record this Lease, all fees, costs, taxes and expenses in connection with the filing and recording of this Lease or any memorandum thereof shall be the sole obligations of Lessee. Lessor may condition its consent to any request by requiring that only a memorandum of lease be filed and recorded, such memorandum to exclude
information as to the amount of rent specified in this Lease.   In the event
Lessee shall cause a memorandum of this Lease to be recorded, Lessee shall at its sole cost and expense cause the release of such memorandum following the expiration or other termination of this Lease.

56.  INTENTIONALLY DELETED
     ---------------------

57.  GENDER
     ------

     Feminine or neuter pronouns shall be substituted for those of the masculine form, and the plural shall be substituted for the singular number, in any place or places herein in which the context may require such substitution or substitutions.

58.  BENEFIT AND BURDEN
     ------------------

     The terms and provision of this Lease shall be binding upon and shall inure to the benefit of the parties hereto and each of their respective representatives, successors and permitted assigns. Lessor may freely and fully assign its interest hereunder. In the event of any sale or transfer of the Building by operation of law or otherwise by the party named as Lessor hereunder (or any subsequent successor, transferee or assignee), then said party, whose interest is thus sold or transferred shall be and is completely released and forever discharged from and with respect to all covenants, obligations and liabilities as Lessor hereunder after the date of such sale or transfer.

     In the event Lessor shall be in default under this Lease, and if as a consequence of such default, Lessee shall recover a money judgement against Lessor, such judgement shall be satisfied only out of the proceeds of sale received upon execution of such judgement against the right, title and interest of Lessor in the Building as the same may then be constituted and encumbered and Lessor shall not be liable for any deficiency. In no event shall Lessee have the right to levy execution against any property of Lessor other than its interests in the Building. Notwithstanding any provisions to the contrary, in no event shall Lessor be released from any liability, debt or obligation pertaining to periods during which the particular Lessor owned the Building unless and to the extent that the same has been assumed by the Purchaser from the Lessor, nor shall Lessee's right to recover sums from Lessor's policies of insurance maintained with respect to the Building be adversely affected by reason of any limitation of Lessor's liability or similar provisions contained in the Lease.

59.  GOVERNING LAW
     -------------

     This Lease and the rights and obligations of Lessor and Lessee hereunder shall be governed by the laws of the jurisdiction in which the Building is located.

60.  SAVINGS CLAUSE
     --------------

     If any provision of this Lease or the application thereof to any person or circumstance is to any extent held invalid, then the remainder of this Lease or the application of such provision to persons or circumstances other than those as to which it is held invalid shall not be affected thereby, and each provision of the Lease shall be valid and enforced to the fullest extent permitted by law.

61.  CORPORATE LESSEE
     ----------------

     If Lessee is or will be a corporation, the persons executing this Lease on behalf of Lessee hereby consent, represent and warrant that Lessee is a duly incorporated or a duly qualified (if a foreign corporation) corporation and authorized to do business in the Commonwealth of Virginia; and that the person or persons executing this Lease on behalf of Lessee is an officer or are officers of Lessee, and that he or they as such officers are duly authorized to sign and execute this Lease. If Lessee is a partnership, limited partnership or limited liability company, the person executing this Lease represents and warrants that the entity is properly formed and authorized to do business in the Commonwealth of Virginia and they have the authority to execute this Lease and bind the entity. Upon request of Lessor to Lessee, Lessee shall deliver to Lessor documentation satisfactory to Lessor evidencing Lessee's compliance with the provisions of this section. Further, Lessee agrees to promptly execute all necessary and reasonable applications or documents confirming such registration as requested by Lessor or its representative required to permit the issuance of necessary permits and certificates for Lessee's use and occupancy of the Demised Premises. Any delay or failure by Lessee in submitting such application or document so executed shall not serve to delay the Commencement Date or delay or waive Lessee's obligations to pay rent hereunder.

62.  JOINT AND SEVERAL LIABILITY
     ---------------------------

     If two or more individuals, corporations, partnerships or other business associations (or any combination of two or more thereof) shall sign this Lease as Lessee, the liability of each of them shall be joint and several. In like manner, if Lessee named in this Lease shall be a partnership or other business association the members of which are, by virtue of statute or general law, subject to personal liability, the liability of each of such member shall be joint and several.

63.  BUSINESS DAY/WORKING DAY
     ------------------------

     The terms "business day" and "working day" are terms describing each calendar day Monday through Friday except any holiday identified specifically or generically in the section of this Lease entitled, "SERVICES AND UTILITIES" falling on one of such calendar days.

64.  ENTIRE AGREEMENT
     ----------------

     This Lease, together with Exhibits A, B, C and D attached hereto and made a part hereof, contains and embodies the entire agreement of the parties hereto, and no representations, inducements, or agreements, oral or otherwise, between the parties not contained and embodied in this Lease and said Exhibits shall be of any force or effect, and the same may not be modified, changed or terminated in whole or in part in any manner other than by an agreement in writing duly signed by all parties hereto.

65.  INITIAL CONSTRUCTION, CONSTRUCTION ALLOWANCE AND CONDITION OF DEMISED
     ---------------------------------------------------------------------
PREMISES
--------

     Lessor shall deliver the Demised Premises in a broom clean "as is" condition, subject to the terms described below.

     Lessor shall provide to Lessee an initial construction allowance (the "Lessor's Allowance") equal in amount to Twenty Five Dollars( $25.00) per rentable square foot of the Demised Premises to construct all improvements in the Demised Premises above a Base Building as defined. Lessor agrees to cause Lessor's contractor to construct Lessor's Work at Lessee's request and expense, subject to the Lessor's Allowance and, if desired by Lessee, the Lessor's Additional Allowance (below defined) in accordance with the final plans approved
by both Lessor and Lessee.   Lessor agrees not to unreasonably delay , withhold
or condition its consent to the final plans. Lessee agrees to pay to Lessor the cost of Lessor's Work, if any, in excess of the Lessor's Allowance and Lessor's Additional Allowance remaining, such sums to be paid at the time of substantial completion. However, Lessee shall not pay for any of the base building environment items specified below, all of which to be provided to Lessee by
Lessor at Lessor's sole cost and expense.   There shall be no construction
management or supervisory fee imposed by Lessor. Any unused portion of the Lessor's Allowance (as opposed to the Lessor's Additional Allowance) shall be made available to Lessee against the installments of rent otherwise payable hereunder. The Lessor's Allowance may also be applied by Lessee towards any design, demolition, permitting and construction costs related to Lessor's Work, and costs of cabling, technology and move related expenses. Lessor shall disburse Lessor's Allowance directly to Lessor's contractor to be applied towards the cost of constructing Lessor's Work, upon Lessor's receipt of invoices. Lessee shall have access to the Premises two (2) weeks prior to the Commencement Date for purposes of construction of installation of voice/data communication systems, subject to the following conditions: (i) Lessee shall coordinate any installation work with Lessor; (ii) Lessee shall be liable for any damage or injury caused to person or property as a result of such early access; (iii) Lessee's installation work shall not interfere with any work which Lessor may be doing in the Premises or with any other Lessee's use and enjoyment of the Building; and (iv) such entry shall be subject to all terms and conditions of the Lease except for Lessee's obligation to pay rent.

     Lessor will provide upon Lessee's written request an additional construction allowance (the "Lessor's Additional Allowance") of up to Five Dollars ($5.00) per square foot over the initial construction allowance to be amortized over the term at an interest rate of eight and one-half percent ( 8.5%) per annum.

     Base building environment to be provided to Lessee for Lessee's own construction shall be delivered by Lessor, at its sole cost and expense, in the condition and level of completion as follows:

Floors: Floor surfaces ready to receive carpet finishes without filling, flashing, chipping or other preparation.

Walls: Perimeter walls, core walls, furred solid walls, columns bulkheads, etc., to be sheet rocked or plastered, finished, prepared and to receive finish paint or wall covering.

Windows: Window sills, mullions, trim, installed and finished. Window blinds to be installed.

Elevator Lobby: All lobby features to be complete and installed including, but not limited to, elevator door frames, thresholds, call buttons, lights, trash receptacles, and code required signage. All lobby alarm systems including, but
                                             -----
not limited to, detectors, annunciators, bells, pull stations, lights, flashers, extinguishers, etc., as may be required to be installed and complete.

Core Area: All core area spaces, including closets, toilet rooms, etc., to be complete and finished and ready for Lessee use.

Plumbing: All wetstack plumbing systems to be complete and ready for connection to Lessee-added plumbing work.

Electrical: Electrical system to be complete at floor electrical rooms, in accordance with specifications dated July 11, 1997.

Mechanical Systems: Mechanical systems to be completed in accordance with plans and specifications dated July 11, 1997.

Sprinklers: Sprinkler system to be completed and operational in accordance with plans and specifications dated July 11, 1997.

Alarms and Life Safety Systems: All building tenant area alarm circuits, emergency circuits, equipment, fixtures and trim to be completed and operational in accordance with plans and specifications dated July 11, 1997.

Access: The Demised Premises will be accessible during all working hours without interference by base building contractors or continuing base building work. One elevator will be operational and protected for use by contractors to bring materials, equipment, tools and personnel to the Demised Premises.

Lessor certifies that the Building will meet Arlington County, Virginia, governmental approval and will be occupiable using the equivalent of building standard materials and assemblies, customary practice and technique.

Lessor will within ______ days of the execution of this Lease provide Lessee a complete set of proposed drawings, specifications and documents for the Lessee's use in the design of the Premises, and will make available the Building engineers, architects, and engineering designers to answer any questions about the existing Building systems and structure.

66.  FIRST RIGHT TO LEASE
     --------------------

     Lessor hereby grants to Lessee a first right to lease any space, on the 1st and 2nd floors of the Building which become available for leasing, at any time during the Initial Term, at Lessee's fully escalated per square foot rental for the Demised Premises at the commencement of such first right. Lessor will advise Lessee in writing of the availability of any such space prior to making same and Lessee shall have ten (10) working days to notify Lessor of its agreement to lease the additional space. If Lessee fails to exercise its option to lease additional space within this ten (10) day period, Lessor shall be free to offer such additional space to others.

67.  ROOF/AIRTIGHTS
     --------------

     The Lessor shall provide space on the roof in an area reasonably acceptable to Lessor for placement of two (2) antennae, together with associated wiring and cabling, or related equipment or future similar equipment for use by the Lessee only, . Lessee shall be solely responsible for the maintenance and repair of such satellite dish or related equipment an the removal at the expiration of the Term. Lessee shall comply with building rules and other laws, codes and regulations of applicable governmental authorities in the use and maintenance of such equipment. Lessee shall conduct and maintain its equipment in a manner not to unreasonably interfere with the roof-top equipment of other tenants in the Building, and Lessor shall similarly obligate its other tenants to operate their respective roof-top equipment to assure that they will not unreasonably interfere with Lessee's antennae. Lessee's roof top equipment shall be furnished and installed by and at the sole cost and expense of Lessee. Lessee hereby indemnifies Lessor and holds Lessor harmless against all claims, actions, damages, judgments, settlements, liability, cost and expenses in connection with the use or operation, installation, maintenance or removal of Lessee's roof-top equipment.

68.   QUIET ENJOYMENT
      ---------------

     Lessor covenants that it has the right to make this Lease and that, if Lessee pays all of the Annual Base Rent and the Additional Rent, performs all of its obligations provided for hereunder and observes all of the other provisions hereof, Lessee shall have the right, during the term of this Lease and any applicable renewal period, to the quiet enjoyment, use and occupancy of the Demised Premises, without any molestation or hindrance by Lessor or others claiming by, through or under Lessor.

     IN WITNESS WHEREOF, Lessor and Lessee have caused this Lease to be signed in their names by their duly authorized representatives and delivered as their act and deed, intending to be legally bound by its terms and provisions.



LESSOR:

AMES CENTER, L.C.
A Virginia Limited Liability Company


SNELL CONSTRUCTION CORPORATION, Member


By: __________________________________
    Its: President


SECO ASSOCIATES LIMITED PARTNERSHIP, Member


By:___________________________________
   Its ________________________________


     I, _____________________, a Notary Public in and for the jurisdiction aforesaid do hereby certify that ______________________________, who is personally well known to me as the person who executed the foregoing and annexed Lease, dated the _____ day of _____________, 1999, on behalf of the Lessor, to acknowledge the same, personally appeared before me in said jurisdiction and acknowledged said Lease to be his act and deed and delivered the same as such.

     Given under my hand and seal this _____ day of _______________, 1999.


___________________________________
Notary Public


My commission expires:

LESSEE:

CAIS , INC.


By: __________________________________


____________________________)

____________________________) ss:

____________________________)

     I, _____________________, a Notary Public in and for the jurisdiction aforesaid do hereby certify that ______________________________, who is personally well known to me as the person who executed the foregoing and annexed Lease, dated the _____ day of _____________, 1999, on behalf of the Lessor, to acknowledge the same, personally appeared before me in said jurisdiction and acknowledged said Lease to be his act and deed and delivered the same as such.

     Given under my hand and seal this _____ day of _______________, 1999.


___________________________________
Notary Public


My commission expires:

                                   EXHIBIT B

                        SPECIFICATIONS FOR OFFICE SPACE


     Pre-occupancy Lessee work to be provided by and at the expense of lessor and included within the Monthly Rent.

     Lessee accepts possession of the Demised Premises in its "as is" condition existing on the date possession is delivered to Lessee, without requiring any alternations, improvements, or decorations to be made by Lessor at Lessor's expenses except as set forth in the Lease.

                                   EXHIBIT C

                             RULES AND REGULATIONS

1. The sidewalks, entrances, passages, courts, vestibules, stairways, corridors or halls or other parts of the Building not occupied by any Lessee shall not be obstructed or encumbered by any Lessee or used for any purpose other than ingress and egress to and from the Demised Premises. Lessor shall have the right to control and operate the public portions of the Building, and the facilities furnished for the common use of the Lessees, in such manner as Lessor deems best for the benefit of the Lessees generally. No Lessee shall permit the visit to the Demised Premises of persons in such numbers or under such conditions as to interfere with the use and enjoyment by other Lessees of the entrances, corridors, and other public portions or facilities of the Building.

2. No awnings or other projections shall be attached to the outside walls of the Building without the prior written consent of the Lessor. No drapes, blinds, shades, signs, or screens shall be attached to or hung in, or used in connection with any window or door of the Demised Premises, without the prior written consent of the Lessor. Such awnings, projection, curtains, blinds, shades, screens, signs or other fixtures must be of a quality, type, design and color, and attached in the manner approved by Lessor.

3. No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by any Lessee on any part of the outside or inside of the Demised Premises or Building including windows or doors without the prior written consent of the Lessor. In the event of the violation of the foregoing by any Lessee, Lessor may remove same without any liability, and may charge the expense incurred by such removal to the Lessee or Lessees violating this rule. Interior signs on doors and directory tablet shall be inscribed, painted or affixed for each Lessee by the Lessor at the expense of such Lessee, and shall be of a size, color and style acceptable to the Lessor.

4. No showcases or other articles shall be put in front or affixed to any part of the exterior of the building, nor placed in the halls, corridors or vestibules without the prior written consent of the Lessor.

5. The water and wash closets and other plumbing fixture shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags, or other substances shall be thrown therein. All damages resulting from any misuse of the fixtures shall be borne by the Lessee who, or whose servants, employees, agents, visitors or licensees, shall have caused the same.

6. There shall be no marking, painting, drilling into or in any way defacing any part of the Building, except as to ordinary interior decoration of the Demised Premises. No boring, cutting or stringing of wires shall be permitted. Lessee shall not construct, maintain, use or operate within the Demised Premises or elsewhere within or on the outside of the Building, any electrical device, wiring or apparatus in connection with loud speaker system or other sound system.

7. No bicycles, vehicles or animals, birds or pets of any kind shall be brought into or kept in or about the Demised Premises, and no cooking shall be done or permitted by any Lessee on said premises, except Lessor expressly hereby consents to Lessee's having and using a refrigerator, microwave and coffee and lunchroom facilities within the Demised Premises for the exclusive use of Lessee and its employees. No Lessee shall cause or permit any unusual or objectionable odors to be produced upon or permeate from the Demised Premises.

8. No space in the building shall be used for manufacturing, for the storage of merchandise, or for the sale of merchandise, goods or property of any kind, or to hold any auction whatsoever.

9. No Lessee shall make, or permit to be made, any unseemly or disturbing noises or disturb or interfere with occupants of this or neighboring buildings or premises of those having business with them whether by the use of any musical instrument, radio, talking machine, unmusical noise, whistling, singing, or in any other way. No Lessee shall throw anything out of the doors or windows or down the corridors or stairs.

10. No inflammable, combustible or explosive fluid, chemical or substance shall be brought or kept upon the Demised Premises.

11. No additional locks or bolts of any kind shall be placed upon any of the doors, or windows by the Lessee, nor shall any changes be made in existing locks or the mechanism thereof.

12. All removals, or the carrying in or out of any safes, freight, furniture or bulky matter of any description must take place during the hours which the Lessor or its Agent may determine from time to time. The Lessor reserves the right to inspect all freight to be brought into the building and to exclude from the building all freight which violates any of these Rules and Regulations or the Lease of which these Rules and Regulations are a part.

13. Any person employed by any lessee to do janitor work within the Demised Premises must obtain Lessor's consent, which consent shall not be unreasonably withheld, and such person shall, while in the Building and outside of said Demised Premises, comply with all instructions issued by the Property Manager of the Building.

14. The Lessor reserves the right to exclude from the building at all times any person who is not known or does not properly identify himself to the building management. Each Lessee shall be responsible for all persons for whom Lessee authorizes entry into or exit out of the Building.

15. The premises shall not be used for lodging or sleeping or for any immoral or illegal purpose.

16. Each Lessee, before closing and leaving the Demised Premises at any time, shall see that all windows are closed and all lights turned off.

17. Canvassing, soliciting and peddling in the Building is prohibited and each Lessee shall cooperate to prevent the same.

18. No water cooler, plumbing or electrical fixtures shall be installed by any Lessee without the prior written consent of Lessor.

19. There shall not be used in any space, or in the public halls of the Building, either by any Lessee or by jobbers or others, in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and side guards.

20. Access plates to underfloor conduits shall be left exposed. Where Lessee elects not to provide removable plates in their carpet for access into the underfloor duct system, it shall be the Lessee's responsibility to pay for the removal and replacement of the carpet for any access needed into the duct or conduit system at any time in the future.

21.  Mats, trash or other objects shall not be placed in the public corridors.

22. Drapes or blinds installed by the Lessee for their use which are visible from the exterior of the Building must be approved by Lessor in writing and be cleaned by the Lessee and must have non-see through white liners.

23. The Lessor will furnish and install lights bulbs for the building standard fluorescent fixtures only. For special fixtures the Lessee will stock his own bulbs, which will be installed by the Lessor when so requested by the Lessee.

24. The Lessee will, at its own cost, promptly comply with and carry out all orders, requirements or conditions now or hereinafter imposed upon it by the ordinances, laws, rules, orders and/or regulations of the Commonwealth of Virginia, Arlington County or the United States of America.

25. The Lessee covenants and agrees, at its sole cost and expense, to comply with all present and future laws, orders, requirements, conditions and regulations of all entities having jurisdiction over the Property regarding health, safety, environmental and/or access to the property by all individuals (including those with disabilities).

26. The Lessee covenants and agrees, at its sole cost and expense, to comply with all present and future laws, orders, requirements, conditions and regulations of all entities having jurisdiction over the Property regarding the collection, sorting, separation and recycling of waste products, garbage, refuse and trash.

27. Violation of these rules and regulations, or any amendments thereto, shall be sufficient after notice and opportunity to cure to cause for termination of this Lease at the option of the Lessor.

28. The Lessor may, upon request by any Lessee, waive the compliance by such Lessee of any of the foregoing rules and regulations, provided that (i) no waiver shall be effective unless signed by Lessor or Lessor's authorized agent,
(ii) any such waiver shall not relieve such Lessee from the obligation to comply with such rule or regulation in the future unless expressly consented to by Lessor, and (iii) no waiver granted to any Lessee shall relieve any other Lessee from the obligation of complying with the foregoing rules and regulations unless such other Lessee has received a similar waiver in writing from Lessor.

                                   EXHIBIT D

                      DECLARATION AS TO DATE OF DELIVERY
                        AND ACCEPTANCE OF POSSESSION OF
                               DEMISED PREMISES

     Attached to and made a part of the Lease, dated the ________ day of ___________________, 19 _____, entered into by and between
_______________________________________________________________, as Lessor, and
_________________________________________________, as Lessee.

     Lessor and Lessee do hereby declare and evidence that possession of the Demised Premises was accepted by Lessee on the _____ day of _______________, 19_____. The Building, the Demised Premises and other improvements required to be constructed and finished by Lessor in accordance with Exhibit B have been satisfactorily completed by Lessor and accepted by Lessee. The Lease is now in full force and effect. For the purpose of this Lease, the Commencement Date is established as the _________ day of ______________________, 19 _____. As of the
date of delivery and acceptance of possession of the Demised Premises as herein set forth, there is no right of set off against rents claimed by Lessee against Lessor.

     Lessee, if a corporation, states that its registered agent is _____________________________, having an address at ____________________, and that it is a corporation in good standing in the jurisdiction in which the Building is located.


                         LESSOR:



                         By:________________________________



                         By:________________________________


                         LESSEE:



                         By:________________________________

                                   EXHIBIT E

                           DIRECT HOURLY HVAC COSTS

                                       22